Exhibit 10.12

LEASE

Confidential Materials Omitted and Filed Separately with the
U.S. Securities and Exchange Commission
Confidential Portions denoted by [***]

NOTICE:

The submission of this document for examination does not constitute an option or offer to lease space at the Property.  This document shall have no binding effect on the parties unless executed by the Landlord and the executed copy is delivered to the Tenant.

Cover Page 1 of 1

LEASE

This Lease is made this 20th day of January, 2014 by and between U.S. Bank National Association, as Trustee, [***] (“Landlord”) and ADMA Bio Centers Georgia Inc., a Delaware corporation (“Tenant”).

WITNESSETH:

1.	BASIC LEASE PROVISIONS:

THESE BASIC LEASE PROVISIONS ARE ALL SUBJECT TO, AND IN SOME CASES FURTHER DEFINED, CLARIFIED, AND AUGMENTED, AS PROVIDED THROUGHOUT THE BODY OF THE LEASE BELOW AND, IN SOME CASES, AS ALSO PROVIDED IN THE ATTACHMENTS TO THIS LEASE.

1.1.	Property Name: Address: Premises’ Unit/Suite No.:	[***] [***] Marietta, Georgia 30067 Suites [***] and [***]

1.2.
Area of Premises:  Approximately [***] square feet of Net Rentable Area (for Suite [***]) and approximately [***] square feet of Net Rentable Area (for Suite [***]) as reflected on the site plan attached hereto as Schedule 1 (and attachments thereto) (collectively, Suite [***] and Suite [***] are also called the “Premises”). Landlord contemplates that it shall tender the Premises in their “AS IS” condition; and Tenant agrees to accept the Premises in an “AS IS” condition and acknowledges that no representations with respect to the condition of the Premises have been made by Landlord.

1.3.
Tenant’s Percentage Share:  [***]% (for Suite [***]) and [***]% (for Suite [***]) (collectively, [***]% as the “Tenant’s Percentage Share” hereunder) (said Percentage Share shall be adjusted in direct mathematical proportion to the change, in the event the rentable area of the Property is increased or decreased).

Based upon Premises of [***] square feet of Net Rentable Area (for Suite [***]) and based upon Premises of [***] square feet of Net Rentable Area (for Suite [***]) in a Property of [***] square feet of Net Rentable Area.

1.4.
Commencement Date of Lease: The date of initial tender of possession (also herein called the “Tender Date”), which Landlord advises should be: February 1, 2014 (provided, the parties acknowledge that Landlord estimates it shall initially tender possession of the Premises on such date, but subject to the following). However, in the event initial tender of possession is delayed beyond such initially specified or expected date, to a later date (“Later Date of Tender”), then the Commencement Date of Lease shall be such actual date of initial tender and the Rent Commencement Date defined below, the Expiration Date of Lease, and the Abatement Period End Date, each as defined or set forth below, shall each be extended to a new date which is the same number of days thereafter (in each case), as the number of days that the Later Date of Tender falls after the date initially specified above; provided, however, in the event the Later Date of Tender is more than sixty (60) days past the Effective Date of this Lease, then Tenant may terminate this Lease by written notice to Landlord if such notice is given within ten (10) days after the conclusion of such sixty (60) day period, time being strictly of the essence; failing which no further right of termination under this Paragraph 1.4 provision shall exist.

Following the tender of possession of Premises to Tenant, Tenant and Landlord shall promptly execute and deliver to a written memorandum reflecting the date of initial occupancy and confirming the Commencement Date, Rent Commencement Date, Expiration Date of the Lease and the Abatement Period End Date and such other information as Landlord may reasonably request.

1.5.	Expiration Date of Lease: January 31, 2024.

1.6.
Rent Commencement: February 1, 2014 (“Rent Commencement Date”). Tenant agrees to accept the Premises in an “as is” condition and acknowledges that no representations with respect to the condition of the Premises have been made by Landlord. Notwithstanding the foregoing, Landlord conditionally waives the obligation of Tenant to pay the installment of Basic Rent (“Abated Rent”) attributable to the period (“Abatement Period”) which commences upon the Rent Commencement Date and which concludes on January 31, 2015 ("Abatement Period End Date"), conditioned upon Tenant complying in good faith with its obligations under this Lease and remaining free of any Event of Default.  The first month’s payable rent required by this Lease to be paid upon initial execution of this Lease shall be held in accordance with Section 24 of this Lease until such rents are applied toward rents hereunder due after the foregoing Abatement Period has transpired. Tenant’s obligation to pay all other charges including its Tenant’s Percentage Share of Operating Expenses and any other item of additional rent due under the Lease shall not be abated during the Abatement Period and shall be due and payable in full as otherwise specified in this Lease without reference to any such abatement.

1.7.	Basic Rent: Initially: [***] per annum, payable in equal monthly installments of [***] per month (subject to the above Abatement Period). Subject to adjustment(s) as provided in Section 1.16 below.

1.8.	Percentage Rent: Intentionally omitted.

1.9.
Security Deposit: Security Deposit:  [***]. Payable upon execution and submission of the Lease to Landlord, together with the first month’s payable installment of Basic Rent of [***] plus applicable sales tax due thereon (if any) (such first month’s installment to be held by Landlord under the terms of Section 24 of this Lease until applied toward such rental obligation).

1.10.
Permitted Use:  Tenant covenants and agrees to use, occupy and during normal business hours operate the Premises for the collection, storage, research and distribution of blood products and for general office use ancillary thereto, and for no other purposes and under no other name without the prior written consent of Landlord; and notwithstanding anything else herein, subject to and not in violation of, and Tenant shall abide by and not violate, the terms, conditions, restrictions, exclusives and limitations set out on Schedule 5 attached and made a part hereof.  Tenant agrees to use the Premises in a careful, safe and proper manner, and not to use or permit the Premises to be used for any purposes prohibited by applicable federal, state, county, municipal on other governmental laws, codes, rules and regulations. Tenant shall specifically provide by separate lawful service provider at Tenant’s sole cost and expense, for the disposal of all bio-hazardous waste products, none of which shall be placed into any of the Property trash or dumpster receptacles. Tenant shall not commit waste, or suffer or permit waste to be committed, or permit any nuisances on or in the Premises.

1.11.	Trade Name: ADMA BioCenters.

1.12.	Minimum Hours of Operation for the Property:

Monday - Friday: Saturday: Sunday:	10:00 AM to 9:00 PM* 10:00 AM to 9:00 PM* Noon to 6:00 PM*

*Notwithstanding anything to the contrary herein, Tenant may, without notice to or consent from Landlord, reduce (including to zero) or extend its hours of operation beyond the Minimum Hours of Operation for the Property, from time to time except no such operating hours shall be permitted over night between 11:00PM and 6:00AM.  Any so-called “continuous operating covenant” or the like included or deemed included in this Lease is waived by Landlord and Landlord acknowledges that Tenant need not operate at all or during any specific hours, subject to the above prohibition of certain overnight hours.

Minimum Hours of Illumination of Exterior Windows:  N/A.

1.13.	Promotional Program Amount: None.

1.14.           Radius:  N/A.

1.15.
Late Charges:  The parties agree that late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the amount of which is extremely difficult to ascertain.  Therefore, the parties agree that if any installment of rent is not received by Landlord within 10 days after rent is due, Tenant will pay to Landlord a sum equal to 2% of the monthly rent as a late charge.

1.16.	Rental Adjustment(s) during initial term (all rents pro-rated based upon a 30-day month for any partial month): FOR SUITE [***]:

Period*	Annual Basic Rent	Monthly Installment of Annual Basic Rent
1	[***]**	[***]**
2	[***]	[***]
3	[***]	[***]
4	[***]	[***]
5	[***]	[***]
6	[***]	[***]
7	[***]	[***]
8	[***]	[***]
9	[***]	[***]
10	[***]	[***]

*”Period 1” shall be the time from the Rent Commencement Date through the end of the day which is the last day of the twelfth (12th) full month of the initial Term but if the Rent Commencement Date does not fall on the first day of a month, then, Period 1 shall be the time from the Rent Commencement Date through the end of the day of the twelfth (12th) full month following the month during which the Rent Commencement Date occurs; and each succeeding full twelve (12) months shall constitute each next succeeding “Period” under this Lease.

**Period 1 is subject to the Abatement Period provisions above and to the balance of the terms of this Lease.

AND:

Rental Adjustment(s) during initial term (all rents pro-rated based upon a 30-day month for any partial month):  FOR SUITE [***]:

Period*	Annual Basic Rent	Monthly Installment of Annual Basic Rent
1	[***]**	[***]**
2	[***]	[***]
3	[***]	[***]
4	[***]	[***]
5	[***]	[***]
6	[***]	[***]
7	[***]	[***]
8	[***]	[***]
9	[***]	[***]
10	[***]	[***]

1.17.
Options to Extend:  [***] successive options to extend the Term; each option for [***], subject expressly to the terms, timing, and conditions specified below. Each Option is in respect of the entirety of the Premises (Tenant may not exercise an Option in respect of less than all the aggregate Premises). Herein called the “First Option Term” and the “Second Option Term”, respectively.

1.18.	Rent for Option Period: Fair market rent and Stipulated Rent as specified in, and subject to and see Schedule 2 and see any applicable additional terms and conditions therein.

1.19.
Option Exercise Deadline:  Tenant shall (if at all) give Landlord written notice of the exercise of the option(s) set forth in Paragraph 1.17 above no fewer than 270 days prior to the date this Lease would terminate if such option were not exercised (in each case, an “Option Exercise Deadline”).  Tenant’s exercise of the option(s) will only be effective if Tenant is not in default on the date on which Tenant exercises said option(s) and if Tenant is also not in default on the date on which the option period commences (but Landlord may in its sole and absolute discretion elect to waive any such default solely for purposes of avoiding nullification of the exercise of the option but without waiving its rights otherwise for collection and/or to demand cure). Exercise of an option is only effective if timely delivered in writing, time being strictly of the essence; and such exercise shall then irrevocably commit Tenant to the ensuing option term.

1.20.	Base Year for Operating Expenses and Taxes: 2014.

1.21.	Calculation of Operating Expense Rent: SeeParagraph 6.

1.22.	Guarantor:ADMA BIOLOGICS, INC., a Delaware corporation. See Schedule 3.

1.23.	Address for payment of rent and notices:

Landlord (rent payment address): [***]	Landlord (notices): [***] With a copy to: [***]
Tenant (notices): ADMA Biologics Inc. 465 State Route 17 S Ramsey, NJ 07446 With a copy to: Jeffrey Baumel c/o Dentons US LLP 1221 Avenue of the America New York, NY 10020-1089

1.24.
Broker:  The Broker is: [***] and Landlord will bear the cost of the commission payable to Broker in connection with this Lease through a separate written agreement. No broker is an intended third party beneficiary hereof nor a party hereto.  Landlord and Tenant warrant and represent to each other that they have not consulted or negotiated with any broker or finder with regard to the Premises or this Lease other than Broker.  If either party shall be in breach of the foregoing warranty, such party shall indemnify the other against any loss, liability and expense (including attorneys’ fees and court costs) arising out of claims for fees or commissions from anyone having dealt with such party in breach.

2.	DEFINITIONS: Unless the context otherwise specifies or requires, the following terms will have the meanings set forth below:

2.1.
Common Areas: All areas and facilities outside the Premises and within the exterior boundaries of the Property that are not leased to other tenants and that are provided and designated by Landlord, in its sole discretion from time to time, for the general use and convenience of Tenant and other tenants of the Property and their authorized representatives, entities, invitees and the general public.  Common Areas are areas within and outside of the buildings on the Property, such as pedestrian walkways, patios, landscaped areas, sidewalks, service corridors, elevators, restrooms, stairways, decorative walls, plazas, mall throughways, loading areas, parking areas and roads.

2.2.	Rent: Basic Rent and Tenant’s share of Operating Expenses collectively constitute “Rent” hereunder.

2.3.
Lease Year:  Each 12 month period during the term of this Lease ending on December 31st, provided that the first Lease Year will commence upon the commencement of the term hereof and will end on the next succeeding December 31st and the last Lease Year will end upon the expiration of the term hereof.

2.4.
Net Rentable Area:  All floor area within the Premises measured at floor level from the midpoint of all demising walls to the exterior surface of all exterior walls and exterior glass separating the Premises from the Common Areas (without deduction for columns or projections necessary to the Property) plus Tenant’s proportionate share of the Common Areas. The Net Rentable Area of the Premises noted above, even if stated as “approximate”, is deemed and stipulated correct for all purposes under this Lease irrespective of what an actual measurement would find, including without limitation in respect of the computation of rents, any allowance and Tenant’s Percentage Share; the parties acknowledging that rents and value of the Premises derive from numerous factors beyond the exact measurement of the Premises.

2.5.
Operating Expenses: All costs of operating, servicing, administering, repairing and maintaining the Property (excluding costs paid directly by Tenant and other Tenants in the Property or otherwise reimbursed to Landlord), the landscaping of Common Areas of the Property and the parking lot contiguous to the Property if Tenant is not paying any parking fees. If the Property is less than ninety-five percent (95%) occupied throughout any calendar year of the Term, then the actual Operating Expenses for the calendar year in question shall be increased to the amount of Operating Expenses which Landlord reasonably determines would have been incurred during that calendar year if the Property had been fully occupied throughout such calendar year. The Base Year Amount shall likewise be adjusted for the calendar year on which it is based. All costs of operating, servicing, administering, repairing and maintaining the Property include any reasonable and necessary costs of operation, maintenance and repair, computed in accordance with generally accepted accounting principles applied on a consistent basis (“GAAP”), and will include by way of illustration, but not limitation:

(i)
all reasonably necessary costs of managing, operating and maintaining the Property, including, without limitation, wages, salaries, fringe benefits and payroll burden for employees on-site utilized in the day to day operation of the Property (and then only to the extent the cost of such personnel is allocated to the Property proportionately to the amount of time spent on the Property by such personnel); public liability, flood, property damage and all other competitive insurance premiums paid by Landlord with respect to the Property, including any amounts that would be charged as premiums if Landlord self-insures any of the insurance risks; liability disclaimers; water, sewer, heating, air conditioning, ventilating and all other utility charges (other than with respect to utilities separately metered and paid directly by Tenant or other tenants); the reasonable cost of contesting the validity or amount of real estate and personal property taxes; janitorial services; access control; window cleaning; elevator maintenance; fire detection and security services; gardening and landscape maintenance; all reasonable costs of snow and ice removal; trash, rubbish, garbage and other refuse removal; pest control; painting; facade maintenance; lighting; exterior and partition (demising) wall repairs; roof repairs; maintenance of all steam, water and other water retention and discharging piping, lakes, culverts, fountains, pumps, weirs, lift stations, catch basins and other areas and facilities, whether or not on-site; canal embankment and related maintenance; repair and repainting of sidewalks due to settlement and potholes and general resurfacing and maintenance of parking areas; sanitary control; depreciation of machinery and equipment used in any of such maintenance and repair activities; management fees; union increases; road sidewalk and driveway maintenance; and all other Property maintenance, repairs and insurance;

(ii)
the costs (evenly amortized over the useful life of each such capital improvement in accordance with GAAP, with interest on the unamortized amount at one percent (1%) per annum above the “prime rate” or “corporate base rate” announced from time to time by a major Georgia bank selected by Landlord (the “Prime Rate”) (but in no event at a rate which is more than the highest lawful rate allowable in the State of Georgia)) of any capital improvements:  (A) made to the Property by Landlord primarily for the purpose of reducing Operating Expenses; or (B) made to the Property by Landlord primarily to comply with any governmental law or regulation that was not in force at the Commencement Date;

(iii)	the costs of supplies, materials and tools;

(iv)
all real and personal property taxes, assessments (whether they be general or special), sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent if ever imposed by governmental authority but excluding income taxes arising from such rents and any other federal, state or local government charge, general, special, ordinary or extraordinary (but not including income taxes), which may now or hereafter be levied or assessed against the land upon which the Property stands or the Property for such year or upon the fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the Property for the operation thereof (the “Taxes”).

Operating Expenses shall not include:

(a)	depreciation on the Property or any Common Areas;

(b)
costs of space planning, tenant improvements, marketing expenses, finders fees, real estate broker commissions, leasing commissions, tenant allowances, advertising and promotional expenses related to leasing, and legal fees for the preparation of leases;

(c)
any and all expenses for which Landlord is reimbursed (either by an insurer, condemnor or other person or entity), but only to the extent of such reimbursement (or would have received reimbursement had Landlord carried property insurance on the Property for 80% replacement costs value, as reasonably determined by Landlord, to the extent such insurance costs were includable by the terms of this Lease in these Operating Expenses and any and all expenses for which Landlord is reimbursed or entitled to reimbursement by a tenant in the Property pursuant to a lease provision in such tenant’s lease;

(d)	salaries for personnel above the grade of senior property manager, senior controller, senior accountant and senior engineer;

(e)	costs in connection with services or benefits of a type which are not provided to Tenant, but are provided to another tenant or occupant;

(f)	mark-ups on electricity and condenser cooling water for heat pumps in excess of Landlord’s costs therefor;

(g)	Landlord’s general overhead and administrative expenses not directly allocable to the operation of the Property;

(h)	cost of repair or other work necessitated by the gross negligence or willful misconduct of Landlord or Landlord’s employees, contractors or agents;

(i)	costs of capital improvements to any tenant's premises;

(j)	principal or interest payments on loans secured by mortgages or trust deeds on the Property or rent payable on any ground lease of the Land;

(k)	costs of capital improvements to the Property, except capital improvements expressly included as Operating Expenses in Section 2.5(ii) above;

(l)	costs of utilities and other services provided to and used in the operation of the other tenants' premises,

(m)
costs of initial improvements to, or alterations of, space leased to any tenant (other than costs for shared infrastructure, to the extent otherwise includable even if portions thereof traverse in or through or under or above a premises);

(n)	depreciation or amortization of any improvements except as specifically set forth in this Lease;

(o)
the cost of repairs, alterations or replacements required as the result of the exercise of any right of eminent domain to the extent Landlord receives net condemnation proceeds in reimbursement of such costs, as the result of such exercise;

(p)	any late fees, fines, penalties and interest on past due amounts incurred by Landlord due to Landlord's violation of any applicable law, rule or regulation;

(q)	costs incurred for relocating tenants within the Property;

(r)	costs and expenses (including legal and auditing fees) in connection with disputes with tenants (but costs of enforcing the Property’s rules and regulations shall be included in Operating Expenses);

(s)	costs of removing, encapsulating or otherwise abating any Hazardous Materials in or about the Property not placed there by Tenant;

(t)	costs of purchase of fine arts for display in public areas;

(u)
the costs of any service or utility (or level, amount or hours thereof) provided to any tenant or occupant in the Property in excess of that required by this Lease to be furnished by Landlord to Tenant free of separate or additional charge;

(v)	amounts paid to affiliates or subsidiaries of Landlord for services which are in excess of the competitive costs for such services;

(w)	lease takeover or takeback costs incurred by Landlord in connection with leases in the Property;

(x)
costs associated with the operation of the business of the ownership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Property, including, but not limited to, partnership accounting and legal matters and land trust fees, costs of defending any lawsuits with or claims by any mortgagee (except where the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Property, costs of any disputes between Landlord and its employees (if any) not engaged in Property operation, or disputes of Landlord with Property management;

(y)	Landlord’s political or charitable contributions; and

(z)	any compensation paid to clerks, attendants or other persons working or managing commercial concessions operated by Landlord.

3.           PREMISES:

3.1.
Lease of Premises:  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the agreements, covenants, conditions and provisions set forth in this Lease, to which Landlord and Tenant hereby mutually agree, the premises (the “Premises”) described in Paragraphs 1.1 and 1.2 above.

3.2.           Property:  The Premises are a part of the Property (the “Property”) described in Paragraph 1.  Landlord may increase, reduce or change the number, dimensions or locations of the walks, buildings, mall areas, parking and other Common Areas and other improvements located in the Property in any manner that Landlord, in its sole discretion, shall deem proper.  Landlord further reserves the right to make alterations and/or additions to and to build or cause to be built additional stories on the building in which the Premises are situated and to add any buildings adjoining the Premises or elsewhere in the Property.  Without limiting the generality of the foregoing, Landlord may add additional department stores, retail shops, building and parking decks anywhere in the Property.  Landlord reserves the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the Premises and serving other parts of the Property in a manner that will not materially interfere with Tenant’s use of the Premises.  Landlord will also have the right to increase and expand the size of the Property by adding additional land, buildings and other structures to the Property.  Landlord shall have the right to change the Property’s name without notice, to change the Property’s street address upon 90 days prior notice, to grant to any person or entity the exclusive right to conduct any business or render any service in or to the Property, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose set forth in Paragraph 1, to retain at all times master keys or passkeys to the Premises, and to place such signs, notices or displays as Landlord reasonably deems necessary or desirable upon the roof and exterior of the Property.  Notwithstanding any provision in this Lease to the contrary, the exercise by Landlord (which for purposes hereof shall include their respective agents, employees, contractors, designees or Lender) of any right pursuant to this Section or pursuant to any other provision in this Lease, including Landlord's right to make changes or revisions to the Common Areas and/or Property or Landlord’s performance of any obligation under this Lease shall not materially adversely interfere with access to the Premises and further shall not (more than temporarily) materially adversely affect the visibility, size, configuration or location of the Premises. Landlord shall use diligence and commercially reasonable efforts not to interfere with or interrupt Tenant's business or use of the Premises by the exercise of any of its rights or performance of its obligations under this Lease and in cases of temporary circumstances including prosecution of work or alterations any such interference or interruption would occur, Landlord shall make reasonable accommodations and temporary reasonable changes to avoid such interferences or interruptions, such as, without limitation, the clear marking of alternative paths of travel for vehicles and/or pedestrians around construction or staging areas and alternative reasonably convenient temporary additional or replacement parking areas. If due to construction, alteration, remodeling, or other exercise of Landlord's rights or performance of Landlord’s obligations under this Lease, Tenant in its reasonable business judgment, is unable to conduct its business operation in all or any part the Premises for a period in excess of twenty-four (24) consecutive hours, and if for such reason Tenant in fact ceases its business operations in the Premises or a portion thereof for such period of time and then notifies Landlord in writing that it has done so for this reason, then (notwithstanding any provision herein to the contrary), Base Rent, and all other charges due Landlord from Tenant hereunder shall proportionately abate (based upon the portion of the Premises rendered unusable and in fact not being used for such reason) from the date of giving of such written notice until Tenant is again, in Tenant's reasonable business judgment, able to conduct its business in the entire Premises. Landlord shall promptly and efficiently repair any damage to the Premises and/or Tenant’s property caused or occasioned by Landlord’s entry into the Premises or resulting from Landlord’s exercise of any right or performance of any obligation under the Lease.

3.3.	Relocation. Intentionally omitted.

4.           COMMON AREAS:

4.1.
Tenant’s Right to Use Common Areas:  Landlord grants Tenant and its authorized representatives and invitees the non-exclusive right to use the Common Areas with others who are entitled to use the Common Areas subject to Landlord’s rights as set forth in this Lease.

4.2.	Landlord’s Control: Landlord has the right to:

(a)
establish and enforce reasonable rules and regulations applicable to all tenants concerning the maintenance, management, use and operation of the Common Areas, so long as such rules and regulations do not materially and adversely affect the rights of Tenant hereunder and do not conflict with any provision of this Lease;

(b)	close, if necessary, any of the Common Areas to prevent dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas;

(c)	subject to Section 3.2 above, close temporarily any of the Common Areas for maintenance purposes;

(d)	select a person, firm or corporation which may be an entity related to Landlord to maintain and operate any of the Common Areas; and

(e)
designate other lands outside the exterior boundaries of the Property to become part of the Common Areas; provided, however, such addition of other lands shall not materially increase Tenant's share of Operating Expenses hereunder.

Notwithstanding the provisions of this Subparagraph, in exercising its rights hereunder, Landlord will provide reasonable access to and from the Premises.

5.           RENT/AUDIT:

5. l.	Base: Tenant will pay to Landlord as rent for the use and occupancy of the Premises at the times and in the manner provided below, the following sums of money:

(a)
Basic Rent:  Tenant will pay to Landlord Basic Rent in the amount specified in Paragraph 1 above payable in advance on the commencement of the term of this Lease and, on or before the first day of each and every successive calendar month during the term hereof, except during the Abatement Period, without notice, demand, setoff or deduction, unless expressly permitted herein.

(b)	Percentage Rent: Intentionally omitted.

5.2.	Monthly Statements: Intentionally omitted.

5.3.	Books and Records of Sales: Intentionally omitted.

5.4.	Retention of Records: Intentionally omitted.

5.5.	Yearly Statement/Adjustment: Intentionally omitted.

5.6.
Sales Tax; Additional Rent:  If now or in the future ever applicable: In addition to the Basic Rent, Tenant agrees to pay Landlord monthly all sales or use taxes or excise taxes imposed or levied by the State in which the Property is located or any other governmental body or agency against any rent or any other charge or payment required hereunder to be made by Tenant to Landlord. All sums of money as shall become due and payable by Tenant to Landlord under this Lease, including, without limitation, sales tax and Tenant’s percentage share of Operating Expenses, shall be additional rent which Tenant shall be obligated to pay. Landlord shall have the same remedies for default in the payment of additional rent as are available to Landlord in the case of a default in the payment of Basic Rent.

6.           OPERATING EXPENSES:

6.1.
Operating Expenses Rent:  In addition to Basic Rent, Tenant shall pay Tenant’s Percentage Share, as specified in Paragraph 1 above, of the Operating Expenses paid or incurred by Landlord in such year in excess of the Operating Expenses for the Base Year (“Operating Expenses Rent”). In addition to Operating Expenses Rent, Tenant shall also pay to Landlord an administrative charge equal to [***] of the Operating Expenses Rent (after excluding therefrom all taxes and special assessments, insurance premiums and utilities), to be paid concurrently with Tenant’s payment of Operating Expenses Rent; provided, however, Landlord shall not include such administrative fee or any other management type fee as an Operating Expense.

6.2.
Payment:  During December of each calendar year or as soon thereafter as practicable, Landlord will give Tenant written notice of its estimate (line item and detailed support included) of Operating Expenses Rent for the ensuing calendar year.  On or before the first day of each month during the ensuing calendar year, Tenant will pay to Landlord 1/12th of such estimated amounts, provided that if such notice is not given in December, Tenant will continue to pay on the basis of the prior year’s estimate until the month after such notice is given (whereupon any deficiency in what was paid for the preceding months of such year, shall also be due and such notice shall be retroactively effective accordingly).  If at any time or times it appears to Landlord that the amounts payable for Operating Expenses Rent for the current calendar year will vary from its estimate by more than [***], Landlord, by written notice to Tenant, will revise its estimate for such year, and subsequent payments by Tenant for such year will be in an amount so that by the end of such year Tenant will have paid a total sum equal to such revised estimate.  Landlord will indicate in its notice to Tenant the reasons Landlord believes its estimate is low by more than [***].

6.3.
Statement:  Within 180 days after the close of each calendar year or as soon after such 180 day period as practicable, Landlord will deliver to Tenant a statement of amounts of Operating Expenses Rent payable under this Lease for such calendar year.  If such statement shows an amount owing by Tenant that is more than the estimated payments for such calendar year previously made by Tenant, Tenant will pay the deficiency to Landlord within 30 days after delivery of the statement.  If the total of the estimated monthly installments paid by Tenant during any Calendar Year exceeds the actual amount due from Tenant for such Calendar Year and provided Tenant is not in default hereunder, such excess shall, at Landlord’s option, be either credited against payments next due hereunder or refunded by Landlord to Tenant (such refund made to Tenant if the Lease has expired without default then pending).  Tenant has the right, exercisable no more than once each calendar year on reasonable notice and at a time reasonably acceptable to Landlord, to cause an audit to be performed but only by a professional who is not compensated on a contingency basis at Tenant’s sole cost and expense of Landlord’s operations and/or books and records pertaining to Operating Expenses for the preceding two (2) calendar years.  Landlord, at Landlord’s sole discretion, may provide an audit prepared by a certified public accountant in lieu of allowing Tenant to audit Landlord’s operations and/or books.  In the event Landlord has overstated Operating Expenses by more than [***], within 30 days after demand therefor by Tenant accompanied by Tenant’s verification of such overcharges and paid invoices, Landlord will reimburse Tenant for all overcharges and the costs of such audit and verification incurred by Tenant (but such costs of such audit and verification shall be in an amount not to exceed [***] and limited to actual professional fees incurred, and thus excluding such additional costs as travel, meals, lodging and materials).

6.4.
Proration:  If for any reason other than the default of Tenant, this Lease terminates on a day other than the last day of a calendar year, the amount of Operating Expenses Rent payable by Tenant applicable to the calendar year in which such termination occurs will be prorated on the basis which the number of days from the commencement of such calendar year to and including such termination date bears to 365.

6.5.
Computation:  Tenant’s Percentage Share of the Operating Expenses is the proportion that the rentable square footage occupied by Tenant bears to the total rentable square footage of the Property, as determined from time to time by Landlord.

6.6.
Taxes Payable by Tenant:  Tenant shall be directly responsible for taxes upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant other than the initial improvements to be installed at Landlord’s expense regardless of whether title to such improvements is in Tenant or Landlord.

7.           USE OF PREMISES:

7.1.
Effect on Insurance:  Tenant shall not use any portion of the Premises for purposes other than those specified in Paragraph 1 and no other use shall be made or permitted to be made upon the Premises, nor acts done, which will increase the existing rate of insurance upon the Property, or cause cancellation of insurance policies covering said Property.

7.2.	Intentionally Deleted:

7.3.
Miscellaneous Restrictions:  Tenant will operate from the Premises using the Trade Name set forth in Paragraph 1.  Tenant will not use the Premises for or permit in the Premises any nuisance, or dangerous trade, business, manufacture or occupation or materially interfere with the business of any other tenant in the Property or permit any auction, liquidation, fire or bankruptcy sale to be held or conducted in or about the Premises.  Tenant agrees not to cause, permit or suffer any waste or damage, disfigurement or injury to the Premises or the fixtures or equipment thereof or the Common Areas.  Tenant will not use the Premises for washing clothes or cooking (except for normal employee designated breakroom heating and cooking activities) and nothing will be prepared, manufactured or mixed in the Premises which might emit any offensive odor into the Property.  Tenant will not keep, display or sell any merchandise outside of the Premises or otherwise obstruct the sidewalks, mall or Common Areas in the Property or use the same for business operations or advertising.  Tenant will not install, maintain, use or allow in or upon the Premises any pinball machines, coin operated music machines, video game machines or any other coin operated amusement device of any kind.  Tenant will at all times comply with the rules and regulations of the Property attached hereto as Schedule 4 and with such additional rules and regulations as may be adopted by Landlord from time to time, so long as such rules and regulations do not materially and adversely affect the rights of Tenant hereunder and do not conflict with any provision of this Lease.

8.           PARKING:

8.1.	Tenant’s Parking Rights: Within the Common Areas, Landlord will provide parking areas with necessary access. Only automobiles, delivery vans and pickup trucks will be permitted on the parking areas.

8.2.
Landlord’s Control Over Parking:  Tenant and its authorized representatives will park their cars only in areas specifically designated for that purpose by Landlord; provided, however such parking areas shall be reasonably close to the Leased Premises.  In the event Tenant determines such parking area is not reasonably close or safe for its authorized representatives, Landlord shall reasonably cooperate with Tenant to designate a mutually agreed upon parking area for Tenant and its authorized representatives.  Within 5 days after written request by Landlord, Tenant will furnish to Landlord the license numbers assigned to its cars and the cars of all of its authorized representatives.  Tenant will not park or permit the parking of any vehicles adjacent to loading areas so as to interfere in any way with the use of such areas.  Landlord shall have the right, in Landlord’s sole discretion, to designate parking spaces for the exclusive use of a particular tenant or particular tenants.  Landlord will have the right to institute reasonable procedures and/or methods to enforce the terms of this Subparagraph, so long as such procedures do not materially and adversely affect the rights of Tenant hereunder and do not conflict with any provision of this Lease.

9.
SIGNS:  Tenant, at Tenant’s sole cost and expense, will install and maintain on the exterior of the Premises adjacent to entrances to the Premises and above the entrances to the Premises such sign or signs as have first received the written approval of the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, as to type, size, color, location, copy nature and display qualities.  Landlord may withhold said approval in Landlord’s reasonable discretion.  Landlord must also approve Tenant’s signage contractor, which approval will not be unreasonably withheld.  The installation and maintenance of any signs or other advertising matter will at all times be in strict compliance with any and all laws.  If at any time Tenant’s signs are not in compliance with any and all laws, Landlord shall have the right to remove or otherwise cause such signs to be in compliance.  Tenant shall promptly upon demand by Landlord pay Landlord for all of Landlord’s reasonable third party out-of-pocket costs and expenses incurred in such removal or other action, which such costs and expenses shall constitute additional rent hereunder.  Upon expiration or the termination of this Lease, Tenant, at Landlord’s election but at Tenant’s expense, will remove any and all signs and restore the exterior of the Premises or wherever Tenant has installed signs in a manner satisfactory to Landlord.

l0.
ASSIGNMENT AND SUBLETTING; ENCUMBRANCE:  Tenant shall not assign this Lease or sublet any portion of the Premises without prior written consent of the Landlord, which will not be unreasonably withheld, conditioned or delayed, it being understood that it shall be reasonable for Landlord, among other things, to withhold consent if Landlord is not satisfied with the financial responsibility, identity, reputation or business character of the proposed assignee or sublessee.  Except for a Permitted Transfer (as defined below), any change in the ownership of Tenant, if Tenant is a corporation or partnership, shall constitute an assignment for purposes of this Paragraph.  Notwithstanding any consent by Landlord, Tenant and Guarantor(s), if any, shall remain jointly and severally liable (along with each approved assignee and sublessee, which shall automatically become liable for all obligations of Tenant hereunder with respect to that portion of the Premises so transferred), and Landlord shall be permitted to enforce the provisions of this Lease directly against Tenant or any assignee or sublessee without proceeding in any way against any other party.  In the event of an assignment, contemporaneously with the granting of Landlord’s consent, Tenant shall cause the assignee to expressly assume in writing and agree to perform all of the covenants, duties and obligations of Tenant hereunder and such assignee shall be jointly and severally liable therefore along with Tenant.  No usage of the Premises different from the usage provided for in Paragraph 1 above shall be permitted, and all other terms and provisions of the Lease shall continue to apply after such assignment or sublease.  Tenant shall not make or consent to any conditional, contingent or deferred assignment of some or all of Tenant’s interest in this Lease without the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion.  Tenant shall not enter into, execute or deliver any financing or security agreement that can be given priority over any mortgage given by Landlord or its successors, and, in the event Tenant does so execute or deliver such financing or security agreement, such action on the part of Tenant shall be considered a breach of the terms and conditions of this Lease and a default by Tenant entitling Landlord to such remedies as are provided for in this Lease. Landlord shall have the right to assign or transfer, in whole or in part, Landlord’s rights and obligations hereunder and in the Property and the Premises.  Notwithstanding any provision herein to the contrary, Tenant may, without Landlord's consent or other condition (other than herein expressly provided), assign this Lease or sublet the Premises to: (a) any parent, subsidiary, or affiliate of Tenant or any subsidiary or affiliate of any parent of Tenant, or (b) Tenant's successor by merger, consolidation, acquisition of all of Tenant’s assets for all of its operations or of all of the stock of Tenant (herein each a “Permitted Transfer”) provided written notice of such event shall be given to Landlord within a reasonable period of time thereafter (not to exceed 30 days) and provided the principals with continued management / operating responsibilities will either remain the same or such management and operating responsibilities shall remain vested in duly qualified, competent and experienced personnel (the “Competent Control Condition”); and provided that no such circumstance shall in any way diminish, impair, reduce, or otherwise negatively affect the full force and effect of this Lease and any guaranties of this Lease (and in case of any guaranties of this Lease, the guarantors thereunder shall in writing confirm that their guaranty remains in full force and effect). Notwithstanding anything in this Lease to the contrary, the following shall not be deemed an assignment, sublease or transfer for purposes of this Lease so long as Tenant remains in compliance with the Competent Control Condition: Tenant or any parent, subsidiary, or affiliate of Tenant going from a publicly held corporation to a privately held corporation; any public or private offering of Tenant’s or Tenant’s parent’s, subsidiary’s or affiliate’s stock or  American Depository Receipts; any transfer of corporate shares or American Depository Receipts by gift, bequest or inheritance by and between or among present shareholders of Tenant or any parent, subsidiary, or affiliate of Tenant or to their immediate family (i.e. spouses, parents, siblings, children or grandchildren); the sale, issuance or transfer of any capital stock or American Depository Receipts of Tenant or any parent, subsidiary, or affiliate of Tenant traded on any stock exchange or over the counter market or any exchange subject to the Securities and Exchange Act of 1934.

ll.
ORDINANCES AND STATUTES:  At Tenant’s sole cost, Tenant will comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, occasioned by or affecting the use thereof by Tenant, including, but not limited to, the Americans With Disabilities Act (“ADA”).  The commencement or pendency of any state or federal court abatement proceeding affecting the use of the Premises shall, at the option of the Landlord, be deemed a breach thereof. Tenant hereby indemnifies and holds harmless Landlord from and against any and all claims, damages, suits, liabilities and attorneys' fees (including but not limited to appellate attorneys' fees) asserted against or suffered by Landlord in any way relating to or arising from in whole or in part, an actual or asserted claim that the Premises, or any portion thereof, is in violation of the ADA or the regulations promulgated pursuant thereto.

12.	MAINTENANCE, REPAIRS, ALTERATIONS:

12.1.
Tenant’s Obligations:  Tenant acknowledges that the Premises are in good order and repair, unless otherwise indicated herein.  Tenant shall, at its own expense and at all times, maintain the Premises in good and safe condition, including plate glass, electrical wiring, plumbing and HVAC installations exclusively serving the Premises and any other system or equipment exclusively serving the Premises and shall surrender the same, at termination hereof, in as good condition as received, normal wear and tear excepted.  As part of its air conditioning maintenance obligation, Tenant shall enter into an annual contract with an air conditioning repair firm which is fully licensed to repair air conditioning units in the State in which the Property is located.  No later than 10 days after the Commencement Date, Tenant shall deliver to Landlord a copy of the air conditioning maintenance contract and proof that the annual premium for such contract has been paid. Such air conditioning maintenance firm shall (i) regularly service the air conditioning unit(s) (including the timely changing of filters), (ii) perform necessary repairs, and (iii) keep a reasonable record of all services performed and make same available to Landlord upon request. Tenant, at Tenant’s expense, shall be responsible for all repairs required, excepting the roof, exterior walls, structural foundations, parking areas and other Common Areas, which shall be repaired by Landlord and included in Operating Expenses.  Tenant's obligation hereunder shall exclude any maintenance, repair and replacement required because of the wrongful act or breach or violation of the Lease by Landlord, its employees, contractors or agents, which in such cases only instead shall be the responsibility of Landlord.

12.2.
Limits on Alterations / Tenant’s Work:  Tenant may not make any structural improvement or alteration to the Premises without the prior written consent of Landlord, which consent for non-structural matters shall not be unreasonably withheld, conditioned or delayed.  Tenant may not make any nonstructural improvement or alteration of the Premises costing in excess of [***] without the prior written consent of the Landlord.  Prior to the commencement of any repair, improvement, or alteration, Tenant shall give Landlord at least 2 days written notice in order that Landlord may post appropriate notices to avoid any liability for liens.  All alterations will be made by a licensed contractor reasonably consented to by Landlord and performed in a good and workmanlike manner.  All materials used shall be of a quality comparable to or better than those in the Premises and shall be in accordance with plans and specifications, if applicable, approved by Landlord. In any event, no work may be prosecuted by Tenant except after first securing Landlord’s written approval of plans and specifications therefor in such form as Landlord shall reasonably require and same shall then be prosecuted continuously in a good and workman-like manner to lien free completion without causing interference to other tenants or occupants of the Property, performed in compliance with such approved plans and specifications and other writings or directions generated by Landlord and required, including if applicable a work letter, and otherwise in compliance with all law and “code”.  Changes to any such plans and/or work letter shall not be permitted absent written advance approval from Landlord, not to be unreasonably withheld, conditioned or delayed as to all items which are non-structural and which do not impact load bearing walls and which do not impact mechanical, electrical, HVAC and plumbing systems. For further clarity, no such alterations or improvements shall be permitted to impact building infrastructure or structural components. At inception of this Lease, Tenant shall determine what alterations or improvements are required (“Tenant’s Work”) and Tenant shall submit plans and specifications therefor in accordance herewith, and prosecute same diligently strictly in accordance with such plans and specifications having been approved in writing by Landlord, to lien-free completion as herein provided and in compliance with all law and “code”. Tenant shall within ten (10) days of securing same, supply to Landlord a copy of its building permit and Tenant shall supply to Landlord final releases of lien and final contractor’s affidavit, all duly executed in proper legal form, and all in form and with such content reasonably required by Landlord, within thirty (30) days of completion of Tenant’s Work. Tenant shall complete all Tenant’s Work by the date which is sixty (60) days following the Rent Commencement Date.

12.3.
Liens:  Tenant will pay all costs of construction done by it or caused to be done by it on the Premises as permitted by this Lease.  Tenant will keep the Property free and clear of all construction, mechanic’s, materialman’s, laborer’s and supplier’s liens, resulting from construction done by or for Tenant.  The interest of Landlord in the Premises and the Property shall not be subject to liens for improvements made by Tenant.  Any lien filed by any contractor, materialman, laborer or supplier performing work for Tenant shall attach only to Tenant’s interest in the Premises.  Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all costs and liabilities (including attorneys’ fees and expenses) and any and all construction, mechanic’s, materialman’s, laborer’s or supplier’s liens arising out of or pertaining to any improvements or construction done by Tenant.  All persons and entities contracting or otherwise dealing with Tenant relative to the Premises or the Property are hereby placed on notice of the provisions of this Paragraph, and Tenant shall further notify in writing such persons or entities of the provisions of this Paragraph prior to commencement of any Tenant work in the Premises.  If any construction, mechanic’s, materialman’s, laborer’s or supplier’s lien is ever claimed, fixed or asserted against the Premises or any other portion of the Property in connection with any such Tenant work, Tenant shall, within 10 days after receipt by Tenant of notice of such lien, discharge same as a lien either by payment or by posting of any bond as permitted by law.  If Tenant shall fail to discharge or bond over any such lien, whether valid or not, within 10 days after receipt of notice from Landlord, Landlord shall have the right, but not the obligation, to discharge such lien on behalf of Tenant and all costs and expenses incurred by Landlord associated with the discharge of the lien, including, without limitation, attorneys’ fees, shall constitute additional rent hereunder and shall be immediately due and payable by Tenant.

12.4.
Surrender of Premises:  On the last day of the term hereof or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as when received, ordinary wear and tear excepted, clear and free of debris.  Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant’s trade fixtures, furnishings and equipment.

12.5
Landlord's Obligations:  Landlord shall, at its own cost and expense, maintain in good condition and repair the foundation, the floor slab load bearing walls, members supporting the roof and all other structural components of the Building (including the Premises) (collectively, the “Core and Structural Items”).  Landlord shall further maintain in good order, condition and repair the roof of the building housing the Premises including all gutters and downspouts, the exterior of the Premises including all exterior walls, all utility and mechanical systems serving the Premises to the point of entry into the Premises and all utility and mechanical systems in but not exclusively serving the Premises.  Landlord's obligation shall exclude the cost of any maintenance or repair required because of the intentional act or negligence of Tenant or any of Tenant's subsidiaries or affiliates, or any of Tenant’s or such subsidiaries’ or affiliates’ agents, contractors, employees, vendors, licensees or invitees or cause by or growing out of work, additions, alterations, improvements or changes made by Tenant or such parties to any such Core and Structural Items        (collectively, "Tenant's Affiliates"), the cost of which shall be the responsibility of Tenant.

13.
ENTRY AND INSPECTION:  Tenant shall permit Landlord or Landlord’s agents to enter upon the Premises at reasonable times and upon two (2) days prior written notice for the purpose of inspecting the same, performing any services required of Landlord hereunder and showing the Premises to potential and existing mortgagees and purchasers and prospective tenants of other space in the Property.  The foregoing notwithstanding, Landlord is not required to give notice to Tenant if Landlord must enter the Premises because of an emergency.  Tenant will permit Landlord, with 24 hours prior written notice, and within 270 days prior to the expiration of this Lease, to show potential tenants the Premises.

14.	INDEMNIFICATION:

14.1  Tenant Indemnification.  Subject to Paragraph 16.10 below, Tenant agrees to and shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, losses, damages, costs and expenses (including attorneys’ fees and expenses) or death of or injury to any person or damage to any property whatsoever arising out of Tenant’s negligent acts or omissions, or relating to Tenant’s breach or default under this Lease, including, but not limited to, Tenant’s breach of Paragraph 21 below or Tenant’s use or occupancy of the Premises or caused by Tenant or its agents or employees.  Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Property or by any owner or occupant of adjoining or contiguous property.  Tenant agrees to pay for all damage to the Property as well as all damage to tenants or occupants thereof caused by misuse or neglect of said Premises, its apparatus or appurtenances or the Common Areas, by Tenant or Tenant’s employees, contractors and agents.

14.2  Landlord Indemnification.  Subject to Paragraph 16.10 below, Landlord agrees to and shall indemnify, defend and hold Tenant harmless from and against any and all claims, demands, losses, damages, costs and expenses (including attorneys’ fees and expenses) or death of or injury to any person or damage to any property whatsoever arising out of Landlord’s negligent acts or omissions, or relating to Landlord’s breach or default under this Lease, including, but not limited to, Landlord’s breach of Paragraph 21 below or Landlord’s use or occupancy of the Common Area or caused by Landlord’s or its agents or employees. Tenant shall not be liable to Landlord for any damage by or from any act or negligence of any co-tenant or other occupant of the Property or by any owner or occupant of adjoining or contiguous property.  Landlord agrees to pay for all damage to the Premises caused by misuse or neglect of said Common Area, its apparatus or appurtenances, or by Landlord’s failure to honor its obligations concerning portions of the Premises as specified above in this Lease.

15.
POSSESSION:  If Landlord is unable to deliver possession of the Premises at the commencement hereof, Landlord shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable, but Tenant shall not be liable for any rent until possession is delivered, at which time the term shall commence and the Expiration Date shall be extended so as to give effect to the full stated term; provided, however, Tenant may terminate this Lease if possession is not tendered in accordance with Section 1.4 hereof.

16.	TENANT’S INSURANCE: At all times during the term of this Lease, Tenant shall, at its sole expense, procure and maintain the following types of insurance coverage:

16.1.
Commercial General Liability:  Commercial General Liability insurance, including Bodily Injury and Property Damage Liability, Products and Completed Operations, Personal and Advertising Injury Liability, and Fire Damage Liability against any and all damages and liability, including attorneys’ fees and expenses, on account of or arising out of injuries to or the death of any person or damage to property, however occasioned, in, on or about the Premises in amounts not less than [***];

16.2.	Plate Glass: Insurance on all plate or tempered glass in or enclosing the Premises, for the replacement cost of such glass;

16.3.
Personal Property:  Insurance on an All Risks basis covering 100% of the Replacement Cost value of property at the Premises including, without limitation, leasehold improvements, trade fixtures, merchandise, furnishings, equipment, goods and inventory;

16.4.
Boiler & Machinery:  Where applicable, insurance covering central heating, air conditioning and ventilating systems, refrigeration equipment, machinery and electrical equipment, boilers and other high pressure piping and machinery, and other similar apparatus installed in the Premises, including Business Income loss;

16.5.
Business Income:  a) Business Interruption insurance for a period of not less than 12 months from the date of fire or casualty; b) Loss of Rents insurance to cover rental loss of Landlord for a period of not less than 12 months from the date of fire or casualty, naming Landlord as Loss Payee;

16.6.
Employer’s Liability/Workers’ Compensation:  Employer’s Liability insurance with limits not less than [***], and Workers’ Compensation insurance providing statutory state benefits for all persons employed by Tenant in connection with the Premises as required by applicable law;

16.7.
Sprinkler Leakage:  Insurance covering damage from leakage of sprinkler systems now or hereafter installed in the Premises in an amount not less than the current replacement cost covering Tenant’s merchandise, Tenant’s improvements and Tenant’s trade fixtures; and

16.8.
Other Insurance:  Such other insurance and in such amounts as may be required by Landlord against other insurable hazards as at the time are commonly insured against by prudent owners of comparable Properties in the area in which the Property is located.

16.9.
Form of Insurance/Companies:  All insurance provided for in Section 16 hereof shall be in a form satisfactory to Landlord and carried with insurance companies reasonably acceptable to Landlord that are licensed or authorized to do business in the State in which the Property is located, are in good standing with the Department of Insurance in the State in which the Property is located, have a current rating issued by A.M. Best Company of not less than A-:VII, and/or whose claim paying ability is rated no lower than A by Standard & Poor’s Ratings Service and A2 by Moody’s Investors Service.  Insurance coverage shall be written as primary policy coverage and not contributing with or excess of any coverage which Landlord may carry, and LNR Partners, Inc., Landlord, and Landlord’s managing agent shall be named as Additional Insureds with respect to Commercial General Liability and Automobile Liability, including any Umbrella or Excess policies.  Tenant shall furnish Landlord at the inception of this Lease (i) a Certificate of Insurance evidencing that all such insurance is in effect and that Landlord will be given at least 30 days prior written notice of cancellation or non-renewal, and (ii) proof that premiums have been paid by Tenant.  Not later than 15 days prior to the expiration of any insurance policy, evidence of renewals or replacements of such policy shall be delivered to Landlord, together with proof of payment of the associated premiums.  In the event Tenant shall fail to procure any contract of insurance required under the terms hereof or any renewal of or replacement for any contract of insurance that is expiring or has been canceled, Landlord may, but shall not be obligated to, procure such insurance on behalf of Tenant and the cost thereof shall be payable to Landlord as additional rent within 10 days following written demand therefor.

16.10.
Subrogation:  Landlord and Tenant shall each obtain from their respective insurers under all policies of property insurance maintained by either of them at any time during the term hereof insuring or covering the Premises, a waiver of all rights of subrogation which the insurer of one party might otherwise have, if at all, against the other party.

17.	UTILITIES:

17.1.
Tenant’s Responsibility:  Tenant agrees that it shall be responsible for the payment of all utilities, including water, gas, electricity, heat and other services delivered to the Premises.  If any such services are not separately metered to the Premises, Tenant shall pay a reasonable proportion, as determined by Landlord, of all charges jointly metered with other premises. Tenant shall also be responsible for its own janitorial services in its Premises.

17.2.
Landlord’s Responsibility:  Landlord shall not be liable for failure to furnish any of the utilities described in Paragraph 17 and Tenant shall have no right to abatement of rental hereunder or to termination of this Lease with respect to any such interruption nor shall such failure constitute an eviction, nor shall Landlord be liable under any circumstances for loss of or injury to property, however occurring through or in connection with or incidental to the furnishing of any of the services enumerated above. Provided, however, Landlord shall use commercially reasonable efforts to avoid and remedy any material interference with Tenant’s operations due to any failure, variation or interruption of any utilities services and, to the extent practicable, Landlord will conduct any necessary restoration work within the Premises outside Tenant’s normal business hours. Notwithstanding the foregoing to the contrary, in the event (a) the need for any such repairs or alterations is due to the gross negligence or willful misconduct of Landlord, its agents, employees or contractors or Landlord is not using its commercially reasonable efforts to diligently pursue the cure of such interruption and (b) during the course of such interruption Tenant is prevented from operating the Premises for the Permitted Use (and in fact Tenant for such reason reasonably ceases operations or use in all of the Premises) for a period in excess of two (2) days, then, provided the utility at issue is limited to electricity, water and sewer interruption, and provided written notice is promptly given to Landlord (in any case within three (3) days of such event), all Rent shall abate commencing on the third (3rd) such day and continuing until Tenant is again able to operate the Premises for the Permitted Use due to restoration of such interrupted utility service; provided further, utility interruptions arising from events exterior to the Property (such as a community or area-wide power outage) shall not under any circumstances give rise to Tenant remedies such as abatement of rent.

18.
CONDEMNATION:  If thirty (30%) percent of the land area of the Property shall be taken or condemned for public use, either party hereto may elect to terminate this Lease effective on the date of taking; otherwise this Lease will remain in full force and effect.  If there is a taking of all of the Premises or a part thereof so that the remaining part of the Premises is not suited for Tenant’s continued use, either party may elect to terminate this Lease effective on the date of taking.  If there is a taking of a portion of the Premises and a part remains which is suitable for Tenant’s use, this Lease shall, as to the part taken, terminate as of the date the condemnor acquires possession, and thereafter Tenant shall be required to pay such proportion of the rent for the remaining term as the value of the Premises remaining bears to the total value of the Premises at the date of condemnation.  The election to terminate this Lease as provided herein must be exercised, if at all, within 60 days after the nature and extent of the taking is determined, otherwise, this Lease will remain in full force and effect.  All sums which may be payable on account of any condemnation shall belong solely to the Landlord, and Tenant shall not be entitled to any part thereof, provided however, that Tenant shall be entitled to retain any amount awarded to it for its trade fixtures or moving expenses.

19.
TRADE FIXTURES:  Any and all improvements made to the Premises during the term hereof shall, unless Landlord requests their removal at the time of installation, belong to the Landlord without compensation, allowance or credit to Tenant, except movable trade fixtures of the Tenant which can be removed without defacing the Premises or the Property.

20.	DESTRUCTION OF PREMISES:

20.1.
Partial Destruction:  In the event of a partial destruction of the Premises during the term hereof, from any cause covered by insurance, Landlord must repair the same to the extent insurance proceeds are received by Landlord for such repairs, and within 60 days from receipt of such proceeds under then existing governmental laws and regulations.  Such partial destruction shall not terminate this Lease and Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Tenant on the Premises.  If such repairs cannot be made within said 60 day period, Landlord, at its option, may make the repairs within a reasonable time.  If Landlord elects to make said repairs, this Lease will continue in effect and the rent will be proportionately abated as stated above.  If the repairs cannot be made within 60 days from receipt of insurance proceeds by Landlord, and Landlord elects not to make said repairs, this Lease may be terminated at the option of either party.

20.2.
Material/Total Destruction:  If the Building in which the Premises are situated or the Property sustains damage of more than 1/3 of the replacement cost thereof, Landlord may elect to terminate this Lease whether the Premises are injured or not.  A total destruction of the Building in which the Premises are situated or the Property shall terminate this Lease.

20.3
Major Renovation.  Notwithstanding anything contained in this Lease to the contrary, in the event the Premises, is damaged or destroyed and this Lease has not been terminated as elsewhere provided herein, and Landlord does not complete the reconstruction of the Premises and the building the Premises are located in, within two hundred seventy (270) days after such damage or destruction, Tenant, at its option, may terminate this Lease effective upon written notice thereof to Landlord given at any time prior to the substantial completion of such reconstruction.

21.           HAZARDOUS SUBSTANCES:

21.1.	Definitions: For the purposes of this Agreement, the following terms have the following meanings:

(a)
“Environmental Law” means any law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment including, without limitation, CERCLA (Comprehensive Environmental Response, Compensation and Liability Act of 1980), RCRA (Resources Conservation and Recovery Act of 1976) and SARA (Superfund Amendments and Reauthorization Act of 1986).

(b)
“Hazardous Substance” means any substance, material or waste which is or becomes designated, classified or regulated as being “toxic” or “hazardous” or a “pollutant” or which is or becomes similarly designated, classified or regulated, under any Environmental Law, including asbestos, petroleum and petroleum products.

21.2.
Tenant’s Responsibilities:  At its own expense, Tenant will procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant’s use of the Premises.  Except in the ordinary course of Tenant's business and in accordance with Environmental Laws, Tenant will not cause or permit any Hazardous Substance to be brought upon, kept or used in or about the Property by Tenant, its agents, employees, contractors or invitees without the prior written consent of Landlord.  Tenant will cause any and all Hazardous Substances brought upon the Premises or Property by Tenant to be removed from the Premises and Property and transported in accordance with Environmental Laws.  Tenant will, in all respects, handle, treat, deal with and manage any and all Hazardous Substances in, on, under or about the Premises or Property in total conformity with all applicable Environmental Laws and prudent industry practices regarding management of such Hazardous Substances.  Upon expiration or earlier termination of the term of the Lease, Tenant will cause all Hazardous Substances placed on, under or about the Premises or Property by Tenant or at Tenant’s direction (expressly including without limitation as may arise by reason of the operation of the Generator noted below in this Lease) to be removed and transported for use, storage or disposal in accordance and compliance with all applicable Environmental Laws.  Tenant will not take any remedial action in response to the presence of any Hazardous Substances in or about the Premises or the Property, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Substances in any way connected with the Premises or Property without first notifying Landlord of Tenant’s intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord’s interests with respect thereto.

21.3.
Indemnification:  If the Premises or the Property become contaminated in any manner for which Tenant is legally liable or otherwise become contaminated by any release or discharge of a Hazardous Substance, Tenant shall immediately notify Landlord of the release or discharge of the Hazardous Substance, and Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, a decrease in value of the Property or the Premises, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorneys’ fees and expenses, consultant fees and expert fees) arising during or after the term of this Lease and arising as a result of such contamination, release or discharge.  This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal or restoration mandated by federal, state or local agency or political subdivision.

21.4
Landlord Representations.  Landlord represents and warrants that Landlord (commencing as of its period of stewardship of the Property through the date of execution of this Lease) has not treated, stored or disposed of any Hazardous Substances upon or within the Premises (other than minor uses of ordinary commercially standard and lawfully employed cleaning and similar typical operational activities to the extent employing chemical agents and the like which comply with law), nor, to the best of Landlord's actual knowledge, has any predecessor owner of the Premises provided, Landlord does not have ordinary diligence information or knowledge about any predecessor’s conduct due to the circumstances by which Landlord succeeded to its position in control of the Property.  Landlord has not investigated the Premises nor tested it to determine the inclusion of any asbestos (friable or otherwise) or other Hazardous Substances whether or not beyond thresholds which violate law and/or require remediation and Tenant has been given ample opportunity to perform such diligence prior to executing this Lease. Landlord further represents and warrants the following to the best of Landlord’s actual knowledge only:

(a)           No unresolved notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity or any other party: (a) with respect to any alleged violation of any Environmental Laws applicable to its ownership of or at or activities at the Premises or the Property by the Landlord or its affiliates or, to Landlord’s actual knowledge, by anyone else in relation to the Premises; or (b) with respect to any alleged failure to have any Environmental Permit in connection with the Premises; or (c) with respect to any Hazardous Substances at, on, in, under or emanating from the Premises to the extent in violation of law, requiring remediation, and/or reasonably foreseeable to cause adverse impact to or upon Tenant or its contemplated operations at the Premises.

(b)           Neither Landlord not its affiliates or, to Landlord’s actual knowledge, any other party, has received any request for information, notice of claim, demand or notification that it or they are or may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of any Hazardous Substance at, on, in, under or emanating from the Premises.

(c)           Landlord has not tested for and does not have actual knowledge of any PCBs or asbestos-containing materials (friable or otherwise) present at the Premises, nor of any underground storage tanks, active or abandoned, at the Premises which are in violation of law.

(d)           Landlord has no actual knowledge of any Hazardous Substance having been released at, on, in, under, about or from the Premises in violation of law or to the extent to require remediation.

(e)           No oral or written notification of a release or threat of release of a Hazardous Substance has been filed by the Landlord, its Affiliates or, to Landlord’s knowledge, any other party or in relation to the Premises, nor is the Premises listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on the Comprehensive Environmental Response, Compensation and Liability Information System (“CERCLIS”) or on any similar state list of sites requiring investigation or clean-up.

(f)           To Landlord’s actual knowledge there are no environmental liens on the Premises and no government actions have been taken or are in process or pending which could subject the Premises to such liens.

(g)           To Landlord’s knowledge no consent, approval or authorization of, or registration or filing with any person, including any environmental governmental authority or regulatory agency (“Governmental Entity”), is required in connection with the execution and delivery of this Lease or the commencement of Tenant’s occupancy of the Premises as contemplated hereby provided, any such requirement arising out of Tenant’s specific manner of use and/or operation (as opposed to a general office or general retail use) shall be the sole responsibility of Tenant to comply with and Tenant agrees and covenants to do so at Tenant’s sole cost and expense.

(h)           Intentionally omitted.

(i)           To Landlord’s actual knowledge Landlord and its affiliates know of no facts or circumstances related to environmental matters concerning the Premises that could lead to any future environmental claims, liabilities or responsibilities against Landlord, its affiliates or Tenant.

(j)           Landlord and its affiliates will comply in all material respects with all Environmental Laws applicable to its or their ownership of or at activities at the Premises and the Property during the term of this Lease but without hereby waiving rights, claims or demands properly arising hereunder or by law against Tenant or others for their conduct or operations.

(k)           Intentionally omitted.

(l)           Landlord and its affiliates shall reasonably cooperate so long as same is at no cost or expense to Landlord, with and assist Tenant with any actions necessary or required (a) to transfer any permit, consent or approval applicable to the Premises or Tenant’s operations to Tenant; and (b) to obtain any permit, consent or approval necessary for Tenant to construct and operate its facilities at the Premises.

(m)           Intentionally omitted.

22.	EVENTS OF DEFAULT: If one or more of the following events (“Event of Default”) occurs, such occurrence constitutes a breach of this Lease by Tenant:

22.1.	Intentionally Omitted:

22.2.
Rent:  Tenant fails to pay any monthly Basic Rent or Operating Expenses Rent, if applicable, as and when the same becomes due and payable, and such failure continues for more than five (5) days after written notice thereof is given; or

22.3.
Other Sums:  Tenant fails to pay any other sum or charge payable by Tenant hereunder as and when the same becomes due and payable, and such failure continues for more than ten (10) days after written notice thereof is given; or

22.4.
Other Provisions:  Tenant fails to perform or observe any other agreement, covenant, condition or provision of this Lease to be performed or observed by Tenant as and when performance or observance is due, and such failure continues for more than 30 days after Landlord gives written notice thereof to Tenant, or if the default cannot be cured within said 30 day period and Tenant fails promptly to commence with due diligence and dispatch the curing of such default or, having so commenced, thereafter fails to prosecute or complete with due diligence and dispatch the curing of such default; or

22.5.
Insolvency:  Tenant (a) files or consents by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (b) makes an assignment for the benefit of its creditors; or (c) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; or

22.6.
Receiver:  A court or governmental authority of competent jurisdiction, without consent by Tenant, enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial power of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Tenant, or if any such petition is filed against Tenant and such petition is not dismissed within 45 days; or

22.7.	Attachments: This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within 60 days; or

22.8.	Assignment/Sublease: Tenant assigns this Lease or subleases all or any portion of the Premises in violation of Section 10 hereof.

23.	REMEDIES OF LANDLORD ON DEFAULT:

23.1.
Termination:  In the event of any breach of this Lease by Tenant, Landlord may, at its option, terminate the Lease and repossess the Premises pursuant to the laws of the State in which the Property is located and recover from Tenant as damages:

(a)
the unpaid rent and other amounts due at the time of termination plus statutory interest from the date such debts arose plus statutory interest upon any judgments then secured, all at the State’s statutory rate for such amounts; and

(b)
the present value of the balance of the rent for the remainder of the term after termination less the present value of the fair market value rental of the Premises for said period (both determined by applying a discount rate of 1½% below the Wall Street Journal Prime Rate); and

(c)
A damage value computed as a portion of half (1/2) of all Abated Rent (“Abated Rent Damage Recovery”), calculated as follows: (i) In case of such a termination properly so arising by reason of a Tenant Event of Default during Period 1 of the initial Term of this Lease, the Abated Rent Damage Recovery amount shall be an amount equal to half (1/2) of all Abated Rent having accrued prior to such date of termination. (ii) In case of such a termination properly so arising by reason of a Tenant Event of Default during Periods 2, 3, 4, or 5 of the initial Term of this Lease, or during Period 6 (being the first Period of the First Option Term), the Abated Rent Damage Recovery amount shall be the then unamortized value of half (1/2) of all Abated Rent, computing same over a five (5) year assumed amortization period which is deemed to have commenced on the first day of Period 2 of the initial Term, deemed to have an initial balance for purposes of amortizing which is equal to the full amount half (1/2) of all Abated Rent accrued through all of Period 1 of the initial Term, and computing same utilizing a standard continuously “self-liquidating” (to zero at end of such five [5] year period) straight-line constantly declining amortization schedule.

23.2.
Landlord’s Options:  Landlord may, in the alternative, (i) continue this Lease in effect, as long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under the Lease, including the right to recover the rent as it becomes due under the Lease; or (ii) terminate Tenant’s right of possession (but not this Lease) and repossess the Premises pursuant to the laws of the State in which the Property is located, without demand or notice of any kind to Tenant, in which event Landlord shall use commercially reasonable efforts to relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord.  For purpose of such reletting Landlord is authorized by Tenant to decorate or to make any repairs, changes, alterations or additions in or to the Premises that may be necessary or convenient, at Tenant’s expense.  Tenant shall also be responsible for rent for the period that the Premises are vacant and all costs of re-letting, including, without limitation, reasonable brokerage commissions and attorneys’ fees.  Tenant shall be liable for any deficiency of such rental below the total rental and all other payments herein provided for the unexpired balance of the term of this Lease.  If said breach of the Lease continues, Landlord may, at any time thereafter, elect to terminate the Lease; or (iii) exercise any and all other rights and remedies available to Landlord at law or in equity.

24.
SECURlTY DEPOSIT:  The Security Deposit set forth in Paragraph 1, if any, and any other sums collected by Landlord until same are applied by Landlord shall secure the performance of the Tenant’s obligations hereunder.  Landlord may, but shall not be obligated to, apply all or portions of the Security Deposit on account of Tenant’s obligations hereunder.  In the event that Landlord applies all or a portion of the Security Deposit to Tenant’s obligations hereunder, Tenant shall be obligated, within 10 days of receipt of notice from Landlord, to deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount stated in Paragraph 1.9 above.  Failure to deposit such cash shall be a default under the terms of this Lease.  Provided Tenant is not in default, any balance remaining upon termination shall be returned to Tenant.  Tenant shall not have the right to apply the Security Deposit in payment of the last month’s rent.  No interest shall be paid by Landlord on the Security Deposit.  In the event of a sale of the Property, Landlord shall have the right to transfer the Security Deposit to the purchaser, upon such transfer Landlord shall have no further liability with respect thereto, and Tenant agrees to look solely to such purchaser for the return of the Security Deposit.  Landlord shall not be required to keep the Security Deposit in a segregated account, and the Security Deposit may be commingled with other funds of Landlord.

25.	LIEN FOR RENT: Intentionally deleted.

26.	ERISA: Intentionally deleted.

27.
LANDLORD DEFAULT:  Landlord shall be in default under this Lease (herein "Landlord's Default") upon the failure or refusal of Landlord, at any time during the Term, to fulfill or perform any covenant, agreement or obligation of Landlord hereunder if such failure or refusal shall continue without correction for a period of thirty (30) days (or such shorter period of time as reasonable in an emergency or such longer period as reasonably necessary as provided below) after written notice thereof to Landlord, provided that if such covenant, agreement or obligation shall be of such a nature that it cannot be reasonably fulfilled or performed within such thirty (30) days exercising due diligence and if Landlord in good faith commences to fulfill or perform same within said thirty (30) day period, a Landlord’s Default shall not be deemed to have occurred if Landlord is then diligently pursuing the fulfillment or performance of the covenant, agreement or obligation and shall thereafter continuously and diligently proceed therewith until completion. Tenant shall have all remedies at law and in equity upon any such Landlord Default, subject to the following. Notwithstanding anything else contained in this Lease, should Landlord breach any of its duties or obligations to Tenant in respect of any Landlord-required repair actions within or to the Premises itself only, and if Tenant reasonably concludes that an emergency situation exists in or to the Premises which materially jeopardizes Tenant’s ability to operate business (including imminent harm to person or property), Tenant shall provide such written notice and time for Landlord to cure as may be practicable under the circumstances and Tenant in such circumstances only, where Landlord does not timely then commence the cure and prosecute same with reasonable diligence toward completion, may take such action as is reasonably necessary to begin to remedy such emergency situation so as to mitigate damages and losses, pending Landlord’s undertaking action as required under this Lease, but taking same to completion where (if) Landlord does not undertake the effort in a reasonable time under the circumstances (and the parties acknowledge that under emergency circumstances it is possible to reasonably conclude that very little notice is sufficient due to such exigency).  In connection therewith, provided Tenant is not in default or violation of this Lease of which written notice has been given (and if so, not until such default or violation has been cured), Landlord shall promptly thereafter reimburse Tenant following submission of reasonable documentation evidencing the reasonable actual expenses reasonably so incurred by Tenant (including paid receipts therefor so as to assure Landlord of repairs having been performed in a good and workman-like manner to lien-free completion) in taking only such action herein permitted which was otherwise required of Landlord; provided further, however, notwithstanding this sentence, no such action may be taken by Tenant in respect of the roof except Tenant may take certain reasonable non-structural non-invasive non-damaging measures to mitigate its losses, such as having a tarp or other covering or similar temporary protection installed or placed but only while exercising commercially reasonable care in good faith to try to avoid further damaging the roof or voiding any roof warranty or bond; and provided further under no circumstances may Tenant take a rental off-set or abatement in respect of any cost, expense or reimbursement so incurred or otherwise due Tenant hereunder, Tenant’s sole and exclusive remedy for Landlord’s failure to reimburse same being limited to an action for damages against Landlord (and the prevailing party shall be entitled to recover from the non-prevailing party, such prevailing party’s reasonable attorneys’ fees and costs reasonably incurred in the prosecution or defense of such an action (as applicable), through and including appellate levels). Under no circumstances shall any provision of this Lease be deemed or construed to consent to or otherwise permit Tenant to take any such actions outside of its Premises (other than as to the roof as aforesaid and other than against the immediate exterior if the situation qualifies otherwise hereunder for such self-help attention).

28.
LIMITATION ON LANDLORD’S PERSONAL LIABILITY:  Tenant specifically agrees to look solely to Landlord’s interest in the Property including income therefrom (such as but not limited to rent) and all net proceeds of sale on execution of the interest of Landlord in the Property, for the recovery of any judgment from Landlord, it being agreed that Landlord (and any officers, shareholders, directors or employees of Landlord) shall never be personally liable for any such judgment. In event of a sale or conveyance by Landlord of the Property, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease.  Except as set forth in this Article, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee.  If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord shall transfer or deliver (including by means of a closing credit in connection with a sale so as to cause the successor to be deemed to take a transfer of) said security, as such, to Landlord's successor in interest and, thereupon Landlord shall be discharged from any further liability with regard to said security.

29.
ATTORNEYS’ FEES: In the event Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Landlord places the enforcement of this Lease or the collection of any rent due or to become due hereunder or recovery of the possession of the Premises in the hands of an attorney, Tenant agrees to pay Landlord reasonable attorneys’ fees and costs.  If there is any legal action or proceeding between Landlord and Tenant to enforce any provision of this Lease or to protect or establish any right or remedy of either Landlord or Tenant hereunder, the unsuccessful party to such action or proceeding will pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees (including allocated costs of Landlord’s in-house attorney), incurred by such prevailing party in such action or proceeding and in any appearance in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys’ fees will be determined by the court handling the proceeding and will be included in and as a part of such judgment.

29.	WAIVER: No failure of Landlord to enforce any term hereof shall be deemed to be a waiver.

30.
SEVERABILITY:  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term hereof, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there shall be added as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

31.
NOTICES:  All notices or other communications required or permitted hereunder must be in writing, and be (i) personally delivered (including by means of professional messenger service), (ii) sent by overnight courier, with request for next Business Day delivery, or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, to the addresses set forth in Paragraph 1.  All notices sent by mail will be deemed received 2 days after the date of mailing or upon delivery or refusal of delivery.

32.
HOLDING OVER:  Any holding over after the expiration or termination of this Lease shall be construed as a month-to-month tenancy at a rental of 200% (but, same shall be 150% for the first thirty (30) days of any such holding over if the parties are then in good faith engaged in negotiations to finalize a term extension) of the rent for the month of the Lease preceding the month in which the expiration or termination occurred, and otherwise in accordance with the terms hereof, as applicable.  In the event Tenant shall be or become a holdover tenant, Tenant shall also indemnify Landlord against all claims for damages against Landlord as a result of Tenant’s possession of the Premises, including, without limitation, claims for damages by any tenant to whom Landlord may have leased the Premises, or any portion thereof, for a term commencing after the expiration or termination of this Lease.

33.	TIME: Time is of the essence of this Lease.

34.
HEIRS, ASSIGNS, SUCCESSORS:  This Lease is binding upon and inures to the benefit of the assigns and successors in interest of Landlord and is binding upon and inures to the benefit of Tenant and Tenant’s heirs and successors and, to the extent assignment may be approved by Landlord hereunder, Tenant’s assigns.

35.
SUBORDINATION:  This Lease is and shall always be subject and subordinate to the lien of any mortgages which are now or shall at any future time be placed upon the Property, the Premises or Landlord’s rights hereunder, and to any renewals, extensions, modifications or consolidations of any such mortgage.  This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee.  In confirmation of such subordination, however, Tenant, at Landlord’s request, shall execute promptly any appropriate certificate or instrument that Landlord may reasonably request. If there currently (as of the date of execution of this Lease) exists a mortgage or other encumbrance of the Property securing debt of Landlord, then, Tenant and Landlord's mortgagee shall enter into the lender’s form of subordination, nondisturbance and attornment agreement in recordable form reasonably acceptable to Tenant and Landlord's mortgagee, which provides that in any event of foreclosure, sale under power of sale, ground or master lease termination or transfer in lieu of any the foregoing or exercise of any other remedy pursuant to such mortgage: (a) Tenant’s use, possession and enjoyment of the Premises shall not be disturbed and this Lease shall continue in full force and effect so long as Tenant is not in default hereunder beyond any applicable notice and cure period and so long as Tenant attorns to such successor and agrees to and in fact does pay rents and charges hereunder due Landlord, to such successor, and (b) this Lease shall automatically and unconditionally become a direct lease between any successor to Landlord’s interest, as landlord, and Tenant as if such successor was the Landlord originally named hereunder.

36.	ESTOPPEL CERTIFICATE; FINANCIAL STATEMENTS:

36.1.	Content: Tenant shall at any time upon not less than 10 days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing:

(a)
certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the amount of any security deposit, and the date to which the rent and other charges are paid in advance, if any; and

(b)
acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed.  Any such statement may be conclusively relied upon by a prospective purchaser or encumbrancer to the Premises.

36.2.	Failure to Deliver: At Landlord’s option, Tenant’s failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Tenant:

(a)	that this Lease is in full force and effect, without modification, except as may be represented by Landlord;

(b)	that there are no uncured defaults in Landlord’s performance; and

(c)	that not more than one month’s rent has been paid in advance or such failure may be considered by Lessor as a default by Tenant under this Lease.

36.3.
Financial Statements:  No more often than once every two (2) years during the Term and in case of an Event of Default and in case of a pending sale, financing or refinancing of the Property, Tenant shall deliver to Landlord, Tenant’s reasonable financial statements and financial information provided same are held by Landlord and its lender as applicable in confidence and provided no such obligation shall arise where Tenant is a public company (meaning, a company whose shares are regularly traded on a US national SEC-regulated securities exchange).  Provided, however, so long as Tenant consolidates its financial statements with a public company then Tenant shall have no obligation to deliver financial statements as provided in this Section 36.3.

37.
AUTHORIZATION: If Tenant executes this Lease as a corporation or partnership, then Tenant and the person(s) executing this Lease on behalf of Tenant, represent and warrant that such entity is duly qualified to do business in the State in which the Property is located and that the individuals executing this Lease on Tenant’s behalf are duly authorized to execute and deliver this Lease on Tenant’s behalf.

38.
JOINT AND SEVERAL LIABILITY:  In the event that more than one person or entity executes the Lease as Tenant, all such persons and entities shall be jointly and severally liable for all of Tenant’s obligations hereunder.

39.
FORCE MAJEURE:  Each party hereto shall be excused for the period of any delay in the performance of any non-monetary obligations hereunder when prevented from doing so by cause or causes beyond such party's reasonable control which shall include, without limitation, all labor disputes, civil commotion, civil disorder, riot, civil disturbance, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations, orders, moratoriums or controls, fire or other casualty, inability to obtain any material, or services, or Acts of God.

40.	RECORDING: Tenant shall not record this Lease, or any memorandum or short form thereof, without the written consent and joinder of Landlord, which may be unreasonably withheld.

41.
RIDER:  A Rider portion of this Lease, captioned “Rider Provisions (Additional Terms)” appears above the signature blocks at the end of the body of this Lease (below); and includes additional terms and provisions to which the parties agree unless no such Rider portion appears, in which case none is deemed included.

42.	ENTIRE AGREEMENT: The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties.

43.	GOVERNING LAW: This Lease shall be construed in accordance with the laws of the State in which the Property is located.

44.	RADON GAS:	Intentionally omitted; not applicable to a non-Florida property.

45.	RADIUS: Intentionally omitted.

46.	PROMOTIONAL PROGRAM: Intentionally omitted.

47.
WAIVER OF THE RIGHT TO TRIAL BY JURY:  LANDLORD AND TENANT HEREBY KNOWINGLY AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING THAT LANDLORD OR TENANT MAY HEREINAFTER INSTITUTE AGAINST EACH OTHER WITH RESPECT TO ANY MATTER ARISING OUT OF OR RELATED TO THIS LEASE OR THE LEASED PREMISES. THE PARTIES FURTHER HEREBY WAIVE THE RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED.  THE FOREGOING WAIVERS ARE IRREVOCABLE AND MUTUALLY, KNOWINGLY, WILLINGLY, INTENTIONALLY AND VOLUNTARILY MADE AFTER EACH PARTY HAS HAD THE BENEFIT OF, OR AMPLE OPPORTUNITY, TO GAIN LEGAL ADVICE AND COUNSEL.

48.
NO CONSEQUENTIAL OR PUNITIVE DAMAGES.  NOTWITHSTANDING ANY PROVISION IN THIS LEASE TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES.

49.	SPECIAL STIPULATIONS:

SS-1           HVAC, Plumbing, Electrical Systems: (A) Notwithstanding anything else set forth in this Lease, including any expression of Tenant accepting the Premises in its “AS-IS” condition:  Landlord agrees that upon tender, the HVAC, plumbing and electrical systems within and/or exclusively serving the Premises shall be in good working order and condition, and are fit for their intended purposes. (B) Tenant shall promptly (but in any case within forty-five (45) days after the date of initial tender of possession of the Premises, time being strictly of the essence), deliver to Landlord in writing a notice, as Tenant’s sole and exclusive remedy, should Tenant determine that, at such time of initial tender of the Premises, any of the said plumbing and/or electrical systems are not in good working order (herein, a circumstance where the said plumbing and/or electrical systems or any part thereof “Lacks Good Systems Order”), specifying in such written notice with detail Tenant reasonably can give, exactly what facts or circumstances observed by Tenant give rise to Tenant’s assertion that a Lacks Good Systems Order circumstance pertains. Where Tenant timely so notifies Landlord in the time and manner noted above, time being strictly of the essence, that such a Lacks Good Systems Order circumstance pertains, then, as Tenant’s sole and exclusive remedy, Landlord shall at its expense repair such plumbing and/or electrical systems so as to put same back into good working order so long as no such repair or action by Landlord is required by reason of Tenant’s work or actions taken in or to such plumbing and/or electrical systems. (C) Tenant shall promptly (but in any case within one (1) year after the date of initial tender of possession of the Premises, time being strictly of the essence), deliver to Landlord in writing a notice, as Tenant’s sole and exclusive remedy, should Tenant determine that, at such time of initial tender of the Premises or any subsequent time during such year, any of the said HVAC systems are not in good working order (herein, a circumstance where the said systems or any part thereof “Lacks Good HVAC Order”), specifying in such written notice with detail Tenant reasonably can give, exactly what facts or circumstances observed by Tenant give rise to Tenant’s assertion that a Lacks Good HVAC Order circumstance pertains. Where Tenant timely so notifies Landlord in the time and manner noted above, time being strictly of the essence, that such a Lacks Good HVAC Order circumstance pertains, then, as Tenant’s sole and exclusive remedy, Landlord shall at its expense repair such HVAC systems so as to put same back into good working order so long as no such repair or action by Landlord is required by reason of Tenant’s work or actions taken in or to such HVAC systems.  NOTWITHSTANDING THE FOREGOING, ALL STATEMENTS CONCERNING HVAC ARE MODIFIED AS SET OUT ON THE “SLIP PAGE” 26.5 ATTACHED AND THE TERMS OF SUCH SLIP PAGE INSTEAD SHALL GOVERN THE PARTIES’ OBLIGATIONS.

SS-2           GENERATOR: Landlord does hereby consent to the construction and installation of an electrical generator either powered by natural gas or diesel fuel or other generally accepted method (the “Generator”) by Tenant to exclusively serve the Premises, subject to the following terms and conditions:

(a)  The cost and expense of installing, constructing, maintaining, operating and removing the Generator shall be the sole cost and expense of Tenant.  Tenant shall be responsible for all costs and expenses associated with such Generator, including, without limitation, any utility costs, and Tenant shall promptly repair any damage to the Premises or the Building resulting from the installation, construction, maintenance, operation and removal of such Generator.

(b) The nature, type, kind, manufacturer, technical specifications, size, including screening, height and location, and other specifications of the Generator shall be subject to reasonable approval by Landlord prior to Tenant’s installation of the Generator and such approval will not be unreasonably withheld.  Tenant shall deliver to Landlord Tenant’s plans and specifications for the installation of the Generator and the surrounding screening for review and approval by Landlord’s engineer not less than thirty (30) days prior to commencing installation of the Generator.

(c)  Tenant shall have the right to install and use the Generator and to use the electrical current supplied from the Generator provided that: (i) Tenant’s construction and placement of the Generator is in substantial conformity with the plans and specifications previously approved by Landlord in writing; (ii) Tenant’s connection to and use of the Generator shall comply with and not violate any applicable laws, rules, regulations or ordinances including, without limitation, laws, rules and regulations as to Hazardous Substances; and (iii) at the expiration or the sooner termination of the Lease, Tenant, at its sole cost and expense, shall remove the Generator and any other connections to the Generator and restore the Generator site to its condition prior to Tenant’s installation thereof, free of any hazardous materials or other environmental contamination ("Tenant's Restoration Obligation"). If Tenant fails to satisfy Tenant's Restoration Obligation after five (5) business days prior written notice to Tenant, in addition to any other rights and remedies of Landlord, Landlord shall be permitted to satisfy Tenant's Restoration Obligation and Tenant shall reimburse Landlord its actual costs and expenses in connection therewith ("Landlord's Self Help Remedy").  In the event the Generator creates any unsafe or hazardous condition, Tenant shall move and/or relocate the generator to a more suitable location to alleviate any unsafe or hazardous condition at its own expense.

(d)  To the extent visible from public areas, Tenant shall install the Generator in an aesthetically pleasing manner and exercise all reasonable steps to shield or screen the Generator from public view.  Tenant shall fence or screen the Generator so as to minimize any risks and to ensure that the Generator does not create a nuisance and the design and operation of the Generator shall be such as to avoid material interference with other tenants. All installation of the Generator or other construction work shall be completed by a qualified contractor approved in writing by Landlord and Tenant.

(e)  Without limitation and in addition to any other release and indemnification provision contained in the Lease, Tenant hereby releases Landlord its principals, officers, directors, agents, contractors, employees, managing agents and lenders from and against any liability, claim, loss, cost, damage, injury and expense of whatever kind arising directly or indirectly from Tenant's installation of the Generator and related Generator equipment, or from Tenant’s use of the Generator or from any failure of the Generator or related system or equipment to provide power or for any damage, injury or loss to equipment or data which is connected to the Generator or for any damage, injury or loss to any equipment or data which is connected to the Generator or for any failure of the Generator or other related equipment to comply with any applicable laws, rules, regulations or ordinances or Landlord's or Tenant’s exercise of any rights or remedies afforded to it, in connection with the Generator, pursuant to the Lease (collectively, the "Released Claims").  Further, Tenant hereby indemnifies and agrees to hold harmless Landlord, their principals, officers, directors, agents, contractors, employees, managing agents and lenders harmless from and against any liability, claim, loss, cost, damage and expense of whatever kind arising directly or indirectly from, arising out of or related to the Released Claims, including, but not limited to, reasonable attorneys’ fees, court costs and consultant fees, except to the extent such liability, claim, loss, cost, damage or expense is due to the gross negligence or willful misconduct of Landlord or Tenant, their employees, agents or contractors.  The release and indemnity provisions of this provision shall survive termination of the Lease.  Tenant shall keep in force at all times the Generator is in existence at the Premises, such Commercial General Liability insurance policy or policies (which complies with the other requirements of the Lease) to protect the Landlord against any liability to the public or to any invitee of Tenant or Landlord incidental to the use of the Generator or resulting from any accident occurring in or upon the Premises with limit of not less than the amounts specified for insurance in this Lease.

(f)  Tenant shall periodically inspect the Generator to identify any conditions that are dangerous or in need of maintenance or repair.  Tenant shall, as a matter of information only, promptly provide Landlord with notice of any dangerous conditions.

(g)  Tenant shall be solely responsible for obtaining, at its expense, all required permits, approvals, and certificates from all governmental authorities having or claiming jurisdiction with respect to the location, connection and operation of the Generator, and for compliance with all laws applicable thereto, including the installation of any required venting and noise suppression devices.  Without limitation of the foregoing, if the Generator or any other associated equipment which Landlord permits Tenant to locate or install in such licensed area generates noise which disturbs other occupants of the Property, excepting noise generated on a short-term, incidental basis due to a general interruption in electricity service to the Premises, then Tenant shall install, at Tenant’s sole cost and expense, sound attenuated acoustic enclosures reasonably satisfactory to Landlord designed to reduce such noise or reduce such noise to acceptable levels.  Tenant agrees to perform its periodic Generator testing during hours that other tenants of the Property are closed for business.

(h)  The generator pad shall have such curbing as is necessary to contain any fuel spill; provided, Tenant shall not store on-site, whether above or underground, fuel for the operation of such generator and such generator may not operate on liquid petroleum distillates such as gasoline, but instead may only operate with natural gas or other compressed gas fuel. Under no circumstances shall any underground storage tanks be installed.  The design and operation of the Generator shall be such as to avoid material interference with other tenants and the standards, plans, points of entry of connecting lines, wires and/or conduits and the like, and all other installation criteria shall all be subject to Landlord’s reasonable advance approval. The Generator shall be used only for periodic testing and in the event of such power outages noted above. All indemnity provisions of the Lease are deemed applicable so as to indemnify, defend and hold Landlord harmless from and against all loss, cost, fines, penalties or other damages arising out of or in connection with the installation, use, operation and removal of the Generator including expressly and without limitation all manner of environmental liabilities there from arising.

SS-3           SATELLITE DISH / ANTENNA: Subject to the terms and conditions of this Special Stipulation 3, and subject to the approval of any applicable private associations whose rights are evidenced of Public Record (if any), Tenant shall have the right to install a satellite dish, microwave antenna or other similar equipment on the roof of Building in a location selected by Landlord or at another location designated by Landlord. Except as otherwise provided herein, all provisions of the Lease shall be deemed applicable to the said installation, subject to the limited use and purpose of same as herein contemplated. Tenant shall not sell or rent time on or use such equipment to other occupants of the Building or any other third parties.  Such equipment shall be installed accordance with plans and specifications prepared by Tenant and approved by Landlord and in accordance with all applicable building codes, and Landlord shall not be obligated to provide any additional utility service required by said equipment. Once so approved by Landlord in writing, such installation shall be prosecuted with commercially reasonable diligence to completion within thirty (30) days. Tenant shall be responsible in determining the sufficiency of the roof structure to support the live and static load of the said installation. No logo, business or similar image or design, or trade name, or similar written feature (other than ordinary brand name imprints of the equipment), shall be visible upon any surface of any such equipment or installation and no surface thereof may be used for promotional or advertising purposes. Such equipment shall be properly screened so as to not be visible from the common areas of the Building or Property. No roof penetrations shall be permitted. Nonetheless if for any reason Landlord does consent to any level of installation that involves any degree of roof penetration, then, any such roof penetrations in the roof of the Premises or the Building shall be made by Landlord's roofing contractor at Tenant's sole cost and expense. Tenant shall provide Landlord with a letter from the roofing contractor stating that such work has not affected the roof bond or guaranty for the roof of Building, as applicable. All access to the roof shall be coordinated with Landlord.  Tenant shall maintain said equipment in a good state of repair and shall protect, defend, indemnify, save and hold harmless Landlord against and from any and all claims, losses, costs, damages and expenses, including attorneys' fees, resulting from, or in connection with, the erection, maintenance, existence or removal of such equipment; and shall repair any damage which may have been caused by the erection, maintenance, existence or removal of such equipment. Tenant shall be responsible for obtaining the consent of all regulatory license commissions and government agencies before erecting any such equipment, and thereafter maintaining such consent. No consent here given shall operate as an assurance or warranty that the said installation or equipment is permitted by law. Under no circumstances will Tenant permit the operation of the installation and its equipment to interfere with or otherwise impede the operations of any other communications, electronic transmission or other similar systems operating in, to or from the Property.  Any taxes or assessments or increases in insurance costs levied or arising against or in connection with the Building or Landlord or the Property because of the existence of such equipment shall be Tenant's sole responsibility to pay in full upon invoice therefor. Upon vacating the Premises, Tenant shall remove such equipment and repair all damage caused by such removal and dispose of the equipment and other installation items so removed, off-site.  Where Tenant fails to remove same upon expiration or termination of the Lease, Tenant shall be liable for the reasonable costs incurred by Landlord to effectuate the removal and disposal as otherwise herein required of Tenant. Tenant's obligation to observe or perform this covenant shall survive the expiration or termination of this Lease.

SS-4           EXCLUSIVE:  (A) During the term of this Lease (as the same may be extended or earlier terminated), provided Tenant is not in default or violation of any term or condition of this Lease beyond any thereto applicable curative period, and only for so long as Tenant has not ceased operating in substantially all of the Premises during Property normal reasonable business hours and days, Landlord agrees hereafter (that is, after the Effective Date of this Lease) not to enter into any lease for space in the Property owned by Landlord, with any tenant operating primarily as a blood plasma donation center. Any such operation in violation of the foregoing exclusive would be herein called a “Competing User”; subject however to the following terms and conditions. In addition to the foregoing agreement whereby Landlord shall not enter into any lease, Landlord further agrees not to enter into any modification of an existing lease for any space in the Property owned by Landlord in contravention of the foregoing provisions of this SS-4 unless by the terms of such existing lease Landlord is contractually or legally obligated to do so. However, notwithstanding anything in this Lease, nothing contained in this SS-4 shall limit, impair or otherwise affect (i) Landlord's leases (existing as of the date of full execution and delivery hereof), tenants thereunder, and their successors and assigns or their uses or permitted uses under their leases, as extended, renewed, relocated, assigned, transferred, sublet, substituted or replaced or (ii) any portions of the Property which are not owned by Landlord.  (B) Notwithstanding anything to the contrary herein set forth, in the event Landlord is in violation of this SS-4 (a “Competing User Violation”), irrespective of whether or not such party whose acts give rise to a Competing User Violation is a “Rogue Tenant” (meaning, a tenant acting in violation of its lease), then, Tenant shall, as an express condition precedent to the right to exercise any remedies, deliver written notice to Landlord thereof and allow Landlord an opportunity of at least thirty (30) days within which to remedy the violation (but such time frame shall be extended to the extent Landlord is in good faith prosecuting its efforts to bring about a cessation of such Competing User Violation, including without limitation the prosecution of litigation against such tenant; herein any such efforts throughout such 30 day period or thereafter is called “Remedial Actions”). So long as Landlord is taking such Remedial Actions, Tenant shall not exercise nor be entitled to any other remedy or redress as against Landlord; provided, nothing herein shall limit or impair Tenant’s rights or remedies directly against such Competing User following the first thirty (30) days after such notice is given. If notwithstanding such Remedial Actions by Landlord, the Competing User Violation has not ceased within one hundred eighty (180) following the giving of such notice by Tenant, then, Tenant shall have an ongoing right thereafter (until such violation has ceased or if sooner, until the conclusion of a period three hundred sixty-five [365] days following the conclusion of such initial thirty [30] day period) to terminate the Lease by reason thereof upon written notice (“Termination Notice”), effective at the conclusion of the month following the month during which such Termination Notice is given. (C) Any such Termination Notice so properly and timely given shall provide for a termination effective on the last day of the month following the month during which such notice is delivered to Landlord; but no such Termination Notice may be given after the time when the Competing User Violation has ceased. In case of such a properly and timely given Termination Notice, the Lease shall terminate as aforesaid on the last day of the month following the month during which such Termination Notice is delivered to Landlord, subject to the following.  Any such properly effectuated Termination Notice shall be automatically treated as though the Lease had been amended to modify the date of the natural expiration of the then current term, so that such natural expiration date shall be deemed to be the date of termination arising under such Termination Notice. All terms and conditions of the Lease which control, govern and survive in connection with a natural expiration of the term, shall control, govern and survive in like manner upon a termination so effectuated under this SS-4.

SS-5           TENANT IMPROVEMENT ALLOWANCE FOR SUITE [***] ONLY: In consideration of Tenant performing “Tenant's Work”, defined here as work limited to new carpet and painting (subject to Landlord’s advance reasonably given approval of the carpet and paint including quality of same), provided Tenant is not in default and is current in its payment of all rents and charges due under the Lease, then, Tenant shall be granted a tenant allowance in the amount of up to [***], to be used by Tenant solely in connection with the Tenant’s Work improvements to the Suite [***] portion of the Premises only and for the purchase of up to [***] of furniture to be used in connection with Tenant's Permitted Use of the Premises ("Tenant Improvement Allowance" or also herein called “Landlord’s Contribution”), paid by Landlord to Tenant within sixty (60) days of the last to occur of the following (but such amount first shall be reduced in any event by the construction supervision fee indicated below):  (a) Tenant's completion of Tenant's Work, in a good and workman-like manner and in accordance with all requirements of law and “code” and in compliance with all previously secured approvals from Landlord concerning same as having been previously submitted to Landlord for Landlord’s review and approval, all as reasonably determined by Landlord or Landlord's architect, in a lien-free condition, and (b) Landlord's receipt of a release and waiver of lien, in form and substance reasonably satisfactory to Landlord, executed by Tenant's contractor or contractors, covering (that is, referring to) every subcontractor, laborer and material supplier supplying labor and/or materials of Tenant's Work, as well as any other documentation including similar lien releases if and as required by Landlord from all such subcontractors, sub-subcontractors, laborers, materialmen, suppliers and any other party who by law may have the right to lien the job for non-payment provided Landlord will reasonably relax the foregoing standards where paid invoices reasonably will suffice to evidence such expenditures, and (c) Tenant shall have caused the completion of Tenant's Work in accordance with the said approved plans and specifications and all provisions of the Lease, and (d) Tenant shall have delivered to Landlord all of the following: (i) Tenant's written statement that Landlord is not in default to date (or stating any defaults claimed) and that Tenant reserves no claims, offsets or backcharges (or stating those claimed) together with paid invoices or other receipts evidencing Tenant has incurred expenses directly in the prosecution of its Tenant’s Work to the Premises in an amount at least equal to the Tenant Improvement Allowance (or, if same evidence such expenditures in an aggregate amount which is less than the above stated Tenant Improvement Allowance, then the Tenant Improvement Allowance hereunder shall automatically adjust to such lower value of actual expenditures). In any case the Tenant Improvement Allowance also shall be reduced by the construction supervision fee of an amount not to exceed three (3%) percent of the maximum Tenant Improvement Allowance hereunder to reimburse Landlord and any professionals or others charged with ordinary construction supervision tasks, (ii) any monies owing to Landlord, (iii) all certificates and approvals with respect to Tenant's Work that may be required by any governmental authorities as a condition for the issuance of a certificate of occupancy for the Premises, and such certificate of occupancy (all if and as applicable), and (iv) all certifications of insurance required under the Lease, and (e) Tenant shall have complied with any and all other requirements reasonably imposed by Landlord. Notwithstanding any other term or condition hereof, Tenant acknowledges that the foregoing conditions to Landlord’s obligation to disburse the Tenant Improvement Allowance must be satisfied by Tenant by no later than November 30, 2014, time being strictly of the essence in respect thereof.

SS-6  [***].

Signature page for that certain Lease by and between U.S. Bank National Association, as Trustee, [***] (“Landlord”) and ADMA Bio Centers Georgia Inc., a Delaware corporation (“Tenant”), respecting premises at [***] in Marietta, Georgia, identified as: [***], Marietta, Georgia 30067, Premises’ Unit/Suite No.: Suite [***] having an area of approximately [***] square feet and Suite [***] having an area of approximately [***] square feet.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:	TENANT:
U.S. Bank National Association, as Trustee, [***] By: [***] By: [***] Name: [***] Title: [***]
ADMA Bio Centers Georgia Inc., a
Delaware corporation

By: /s/ Adam Grossman

Name: Adam Grossman
Title: President*
*Signatory above represents and warrants that he or she is acting as a duly authorized officer of the entity and has full right, power and authority to completely bind the said entity hereto.

WITNESSES: [***] First Witness for Landlord [Sign above; print name: [***]] [***] Second Witness for Landlord [Sign above; print name: [***]]	WITNESSES: /s/ Brian Lenz First Witness for Tenant [Sign above; print name: Brian Lenz] /s/ Alexandra Furia Second Witness for Tenant [Sign above; print name: Alexandra Furia]

Attachments:

Schedule 1       Site Plan
Schedule 2       Option Terms Rent
Schedule 3       Guaranty
Schedule 4       Rules and Regulations
Schedule 5       Exclusives or Use Restrictions

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SCHEDULE 1

SITE PLAN, AND APPROXIMATE LOCATION OF PREMISES

[***]

The following is deemed incorporated onto the site plan sketch here pictured: This Schedule is diagrammatic and is intended only for the purpose of indicating the approximate location of constructed areas comprising the Property and the approximate location of the Premises therein, and for the purposes of indicating approximately the boundaries of the Property. It does not in any way supersede any of Landlord’s rights set forth in the Lease, including in respect of arrangements and/or locations of shared-use parts of the common areas and changes in such arrangements and/or locations, including without limitation parking areas; and Landlord expressly reserves the right to make changes in the location of buildings or constructed improvements including adding thereto, diminishing therefrom, relocating same, adding stories thereto, reconfiguring same, converting landscaping to additional parking, modifying boundaries and access ways of the Property or otherwise. Areas reflected as or which are drainage, pond, lake and/or “Not a Part” or “Not Included” or similar words (if any) are or may be excluded from the Property but Landlord may in the future elect to incorporate some or all of the same at any time (to the extent excluded). It is not to be scaled; any measurements or distances shown or parking counts should be taken as approximate. Dimensions indicated (if any) are not exact nor to scale and in any case are approximate and are measured to the center line of interior and party walls, and to the exterior face of exterior walls, or lease lines. It does not purport to show the exact or final location of columns, division walls or other required architectural, structural, mechanical or electrical elements. References to tenants (if any) are not and shall not be deemed representations of existing or future tenancies nor of any particular tenant-mix or tenant physical arrangement or placement or operation or use or closures, now or in the future anticipated.

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SCHEDULE 2

FAIR MARKET RENT / STIPULATED RENT (SUITES [***] AND [***])

SUITE [***]:

The Basic Rent payable by Tenant during any option period (“Option Period Base Rent”) will be the fair market rental value of the portion of the Premises comprising Suite [***], which shall be determined as follows provided if the result of the determination below shall be an amount in excess of 25% higher than the annual Basic Rent due during the last year of the immediately preceding Term (or Option Term as applicable), then, the lesser value (that is, an amount which is 25% higher than the annual Basic Rental for the last year of the immediately preceding Term or Option Term, shall instead be deemed the Fair Market Rent determination hereunder):

(i)
Within thirty (30) days after receipt of Tenant’s notice to exercise its option to extend the Term, Landlord will deliver to Tenant a written statement of Landlord’s determination of the fair market rental value of the Premises (the "Market Rental Rate"). If Tenant objects to Landlord’s determination of the Market Rental Rate for the Premises, then Tenant shall, within ten (10) business days after receipt of Landlord’s notice, notify Landlord in writing that Tenant disagrees with Landlord’s determination, whereupon Landlord and Tenant shall meet and endeavor in good faith to agree upon the Market Rental Rate for the applicable option term.  If Landlord and Tenant fail to reach agreement within twenty (20) business days after Tenant’s notice, then, within twenty (20) days thereafter, each party, at its own cost and by giving notice to the other party, shall appoint a licensed commercial real estate broker with at least seven (7) years full-time experience as a real estate broker active in the leasing of commercial space or appraising properties in the City of Marietta and surrounding areas. Market Rental Rate shall be based on prevailing rates for leases of retail space similar to and in the vicinity of the Premises, including any savings to Landlord by virtue of Landlord's not having to pay additional tenant improvement or inducement costs, or pay additional brokers’ commissions and any savings to Tenant by not having to pay so-called “key money” if then a fair market term, but shall not reflect the value added to the Premises by virtue of tenant improvements made by Tenant at its expense. If a party does not appoint a broker within the aforementioned period, the single broker appointed shall determine the Market Rental Rate for the applicable option term. If there are two (2) brokers appointed by the parties as stated above, the brokers shall meet within twenty (20) days after the second agent has been appointed and attempt to determine the Market Rental Rate for the applicable option term.  If they are unable to agree on such Market Rental Rate within twenty (20) days after the second broker has been appointed, they shall, within ten (10) days:  (i) notify all of the parties in writing as to their respective Market Rental Rate determinations, and (ii) select a third broker who shall be a licensed commercial real estate agent meeting the qualifications stated above. If Landlord’s broker and Tenant’s broker are unable to agree on the third broker within such ten (10) day period, then either Landlord or Tenant may request the President of the BOMA Chapter including the area of the Project to select a third broker meeting the qualifications stated in this subsection. Each of the parties shall bear one-half (1/2) of the cost of appointing the third broker and the third broker’s fee.

(ii)
Within ten (10) business days after the selection of the third broker, the third broker shall notify both parties in writing as to which of the two determinations is closest to the Market Rental Rate for the applicable option term, and the Market Rental Rate determination so selected by the third broker shall be the Market Rental Rate for the first year of the applicable option term.

(iii)
Each broker shall consider such information as Landlord and Tenant timely presents regarding the determination of Market Rental Rate for the first year of the applicable option term, and each broker shall be given access to the information used by each other broker.

SUITE [***]:

The Basic Rent payable by Tenant during any First Option Term and any Second Option Term for Suite [***] shall be determined as Fair Market Rent, employing the identical provisions above which are applicable to Suite [***] for Fair Market Rent computation, substituting references to Suite [***] for existing references to Suite [***].

SCHEDULE 3

Guaranty Attached and made a part hereof

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GUARANTY OF LEASE

ANNEXED TO AND FORMING A PART OF THE LEASE DATED January 20, 2014, BETWEEN U.S. Bank National Association, as Trustee, [***] (“Landlord”) and ADMA Bio Centers Georgia Inc., a Delaware corporation (“Tenant”).

The undersigned, ADMA BIOLOGICS, INC., a Delaware corporation (“Guarantor”), whose address is set forth below, in consideration of the leasing of the Premises described in the annexed Lease at the [***] in Marietta, Georgia, to the above named Tenant, does hereby covenant and agree as follows:

I.
If Tenant shall default in the performance of any of the covenants and obligations of said Lease on Tenant’s part to be performed (including payment of all amounts due thereunder), then Guarantor will on demand perform the covenants and obligations of the Lease on Tenant’s part to be performed and will on demand pay to Landlord any and all sums due to Landlord, including all damages and expenses that may arise in consequence of Tenant’s default, and Guarantor does hereby waive all requirements of notice of the acceptance of this Guaranty and all requirements of notice of breach or nonperformance by Tenant.

II.	This Guaranty is a guaranty of payment, and not of collection, for any sum of money owing from Tenant to Landlord.

III.	Guarantor hereby waives:

A.	any right to require that any prior action be brought against Tenant;

B.	any right to require that resort be had to any security or to any other credit in favor of Tenant; and

C.	all suretyship defenses generally, and the right to petition for the marshaling of assets.

IV.	This Guaranty shall remain and continue in full force and effect:

A.
as to any renewal, extension, holdover, modification or amendment of the Lease (including any expansion of the Premises and any increase in Tenant’s obligations to Landlord) and this Guaranty shall remain and continue in full force and effect as to the Lease even though Tenant may have subleased all or any portion of the Premises or assigned all or any portion of Tenant’s interest in the Lease.  Guarantor waives notice of any and all such renewals, extensions, holdovers, modifications, amendments, subleases or assignments;

B.
even though Landlord may have waived one or more defaults by Tenant, extended the time of performance by Tenant, released, returned or misapplied other collateral given as additional security (including other guaranties) or released Tenant from the performance of its obligation under the Lease;

C.
notwithstanding the institution by or against Tenant of bankruptcy, reorganization, readjustment, receivership or insolvency proceeding of any nature, or the disaffirmance of the Lease in any such proceedings or otherwise; and

D.
until such time as Landlord has executed and delivered to Guarantor an instrument specifically releasing Guarantor, Guarantor may not be released by any actions or oral statements of Landlord or by implication.

V.
If the Lease shall be terminated due to a default by Tenant, Guarantor shall (without in any way limiting its liability under any other provision of this Guaranty), at the request of and within the complete discretion of Landlord, enter into a new Lease with Landlord on the same terms and conditions as contained in the Lease immediately prior to its termination, commencing on the termination date of said Lease and ending on the expiration date of said Lease; this provision shall not, however, vest Guarantor with any right to demand or require such a new Lease from Landlord.  Landlord shall have sole and absolute discretion as to whether or not such a new lease shall be required.

VI.
Guarantor shall submit to Landlord annually, or at such other times as Landlord shall request, financial statements and such other financial information as Landlord shall require, which shall be audited by a certified public accountant if required by Landlord; provided no such obligation shall arise where Guarantor is a public company (meaning, a company whose shares are regularly traded on a US national SEC-regulated securities exchange).

VII.
If Guarantor is a corporation, Guarantor represents and warrants that this Guaranty has been duly authorized by all necessary corporate action on Guarantor’s part, has been duly executed and delivered by a duly authorized officer, and constitutes Guarantor’s valid and legally binding agreement in accordance with its terms.

VIII.	This Guaranty shall be applicable to and inure to the benefit of Landlord, its successors and assigns and shall be binding upon the heirs, representatives, successors and assigns of Guarantor.

IX.
Guarantor may, at Landlord’s option, be joined in any action or proceeding commenced by Landlord against Tenant in connection with and based upon any covenants and obligations in the Lease and/or this Guaranty, and Guarantor waives any demand by Landlord and/or prior action by Landlord of any nature whatsoever against Guarantor.

X.	If this Guaranty is signed by more than one party, their obligations shall be joint and several and the release of one of such Guarantors shall not release any other such Guarantors.

XI.
The liability of Guarantor is co-extensive with that of Tenant and also joint and several; an action may be brought against Guarantor and carried to final judgment either with or without making Tenant a party thereto.

XII.
Until all of Tenant’s obligations under said Lease are fully performed, Guarantor (1) waives any rights that Guarantor may have against Tenant by reason of any one or more payments or acts in compliance with the obligation of Guarantor under this Guaranty, and (2) subordinates any liability or indebtedness of Tenant held by Guarantor to the obligations of Tenant to Landlord under said Lease.

XIII.	This Guaranty and the Lease shall be governed by, interpreted under the laws of, and enforced in the courts of the State in which the Premises are located.

XIV.
Guarantor hereby waives the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty and any plea or claim of lack of personal jurisdiction or improper venue in any action, suit or proceeding brought to enforce this Guaranty or any of the obligations arising hereunder.  Guarantor specifically authorizes any such action to be instituted and prosecuted in any Circuit Court in the State in which the Premises are located or United States District Court of the State in which the Premises are located, at the election of Landlord, where venue would lie and be proper.  Guarantor irrevocably appoints Tenant as its agent for service of process.

XV.
Guarantor will pay to Landlord all of Landlord’s expenses incurred in enforcing this Guaranty, including, but not limited to, attorneys’ fees and costs at the trial level and at all levels of appeal and in connection with any bankruptcy or administrative proceedings and proceedings for the determination of attorneys’ fees at any level.

XVI.
LANDLORD AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRLAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY AND ANY AGREEMENTS CONTEMPLATED HEREBY TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. THE PARTIES FURTHER HEREBY WAIVE THE RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED.THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LANDLORD’S ACCEPTANCE OF THIS GUARANTY. THE FOREGOING WAIVERS ARE IRREVOCABLE AND MUTUALLY, KNOWINGLY, WILLINGLY, INTENTIONALLY AND VOLUNTARILY MADE AFTER EACH PARTY HAS HAD THE BENEFIT OF OR OPPORTUNITY TO GAIN LEGAL ADVICE AND COUNSEL.  LANDLORD IS DEEMED TO HAVE JOINED IN THE WAIVERS OF JURY TRIAL AND RELATED PROVISIONS OF THIS CAPITALIZED PARAGRAPH BY ITS ACCEPTANCE OF THIS GUARANTY. NOTWITHSTANDING THE FOREGOING IN THE EVENT ANY PROVISION OF THIS GUARANTY IS PROHIBITED, UNENFORCEABLE OR INVALID UNDER THE LAWS OF ANY JURISDICTION, INCLUDING THOSE OF THE STATE INDICATED ABOVE, SUCH PROHIBITION, UNENFORCEABLE OR INVALID PROVISION SHALL NOT IN ANY FASHION AFFECT THE ENFORCEABILITY OR VALIDITY OF THE REMAINING PROVISIONS HEREOF.

IN WITNESS WHEREOF, the undersigned has executed this Guaranty this 20th day of January, 2014.

WITNESSES: [***] [Witness Sign & Print Above] [***] [Witness Sign & Print Above]	GUARANTOR: ADMA BIOLOGICS, INC., a Delaware corporation By: /s/ Adam Grossman Print name: Adam Grossman FEIN: [***] ADDRESS: 465 Route 17S Ramsey, NJ 07446 TELEPHONE: 201-478-5552

SCHEDULE 4

RULES AND REGULATIONS

1.
In the event of any conflict between the terms of these rules and regulations and the express provisions of the Lease, the express, applicable provisions of the Lease shall control.  Landlord reserves the right, without the approval of Tenant, to rescind, add to and amend any rules or regulations, to add new reasonable rules or regulations and to waive any rules or regulations with respect to any tenant or tenants.  Tenant shall provide a copy of these rules and regulations to each of its employees to facilitate compliance with these standards.

2.
The sidewalks, walks, plaza entries, corridors, ramps, staircases and elevators of the Property shall not be obstructed, and shall not be used by Tenant, or the employees, agents, servants, visitors or invitees of Tenant, for any purpose other than ingress and egress to and from the Premises.  No skateboards, roller skates, roller blades or similar items shall be used in or about the Property.

3.
No freight, furniture or other large or bulky merchandise or equipment of any description will be received into the Property or carried into the elevators, if any, except in such a manner, during such hours and using such elevators and passageways as may be approved or designated by Landlord, and then only upon having been scheduled in advance.  Any hand trucks, carryalls, or similar equipment used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall reasonably require.  Although Landlord or its personnel may participate or assist in the supervision of such movement, Tenant assumes financial responsibility for all risks as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including any equipment, property or personnel of Landlord damaged or injured in connection with carrying out this service for Tenant.

4.
Landlord shall have the right to prescribe the weight, position and manner of installation of safes or other heavy equipment which shall, if considered necessary by Landlord, be installed in a manner which shall insure satisfactory weight distribution.  All damage done to the Property by reason of a safe or any other article of Tenant’s equipment being on the Premises shall be repaired at the expense of Tenant.  The time, routing and manner of moving safes or other heavy equipment shall be subject to prior approval by Landlord.

5.
Only persons authorized by Landlord will be permitted to furnish newspapers, ice, drinking water, towels, barbering, shoe shining, janitorial services, floor polishing and other similar services and concessions in the Property, and only at hours and under regulations fixed by Landlord.

6.
Tenant, or the employees, agents, servants, visitors or invitees of Tenant, shall not at any time place, leave or discard any rubbish, paper, articles or object of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Property.

7.
Tenant shall not place, or cause or allow to be placed, any sign, placard, picture, advertisement, notice or lettering whatsoever, in, about or on the exterior of the Premises, Building or Property, except in and at such places as may be designated by Landlord and consented to by Landlord in writing.  Any such sign, placard, advertisement, picture, notice or lettering so placed without such consent may be removed by Landlord without notice to and at the expense of Tenant.  All lettering and graphics on doors and windows shall conform to the building standard prescribed by Landlord.

8.
Except as expressly permitted in its Lease. Tenant shall not place, or cause or allow to be placed, any satellite dish, communications equipment, computer or microwave receiving equipment, antennae or other similar equipment about or on the exterior of the Premises, Building or Property.  Any such equipment so placed may be removed by Landlord without notice to and at the expense of Tenant.

9.	Canvassing, soliciting or peddling in the Property is prohibited and Tenant shall cooperate reasonably to prevent same.

10.
Landlord shall have the right to exclude any person from the Property, and any person in the Property will be subject to identification by employees and agents of Landlord.  If Tenant desires additional security service for the Premises, Tenant shall have the right (with advance written consent of Landlord) to obtain such additional service at Tenant’s sole cost and expense.  Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss or damage. Landlord shall not be responsible for the theft, loss or damage of any property or for any error with regard to the exclusion from or admission to the Property of any person.  In case of invasion, mob, riot or public incitement, the Landlord reserves the right to prevent access to the Property during the continuance of same by taking measures for the safety of the tenants and protection of the Property and property or persons therein.

11.
Only workmen employed, designated or approved by Landlord may be employed for repairs, installations, alterations, painting, material moving and other similar work that may be done in or on the Property.

12.
Tenant shall not bring or permit to be brought or kept in or on the Premises or Property any inflammable, combustible, corrosive, caustic, poisonous, or explosive substance, or firearms, or cause or permit any odors to permeate in or emanate from the Premises, or permit or suffer the Property to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Property by reason of light, radiation, magnetism, noise, odors and/or vibrations.

13.
Tenant shall not mark, paint, drill into, or in any way deface any part of the Property or the Premises.  No boring, driving of nails or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.  Tenant shall not install any resilient tile or similar floor covering in the Premises, except with the prior approval of Landlord, which approval shall not be unreasonably withheld or delayed.

14.
No additional locks or bolts of any kind shall be placed on any door in the Premises and no lock on any door therein shall be changed or altered in any respect.  Tenant shall not make duplicate keys.  All keys shall be returned to Landlord upon the termination of this Lease and Tenant shall give to Landlord the explanations of the combinations of all safes, vaults and combination locks remaining with the Premises.  Landlord may at all times keep a pass key to the Premises.  All entrance doors to the Premises shall be left closed at all times and left locked when the Premises are not in use.

15.
Tenant shall give immediate notice to Landlord in case of known theft, unauthorized solicitation or accident in the Premises or in the Property, or of known defects therein or in any fixtures or equipment, or of any known emergency in the Property.

16.
Tenant shall not use the Premises or permit the Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business and not as a service for others without Landlord’s prior written permission.

17.	No animals or birds shall be brought or kept in or about the Property, with the exception of guide dogs accompanying visually handicapped persons.

18.	No awnings, draperies, shutters or other interior or exterior window coverings that are visible from the exterior of the Premises may be installed by Tenant without Landlord’s prior written consent.

19.
Tenant shall not place, install or operate within the Premises or any other part of the Property any engine, stove, or machinery, or conduct mechanical operations therein, without the written consent of Landlord.

20.	No portion of the Premises or any other part of the Property shall at any time be used or occupied as sleeping or lodging quarters.

21.	Tenant shall at all times keep the Premises neat and orderly.

22.
The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.  The expenses of any breakage, stoppage or damage, resulting from the violation of this rule shall be borne by the Tenant who (or whose employees or invitees) shall have caused such damage.

23.
All tenant modifications resulting from alterations or physical additions in or to the Premises must conform to all applicable building and fire codes.  Tenant shall obtain written approval from the management office prior to commencement of any such modifications and shall deliver as built plans to the management office upon completion.

24.
Tenant agrees to place all indoor potted plants requiring water within a container capable of collecting any water overflow, such containers to be approved and/or supplied by Landlord, at Tenant’s sole expense.  Tenant agrees to use caution so that indoor plants do not damage or soil the Premises.

25.
Tenant shall not park (and shall insure that Tenant’s employees, agents, and invitees do not park) in any reserved parking space other than those reserved parking spaces, if any, specifically assigned to Tenant.  Any vehicle improperly parked, or parked in any unauthorized parking area in the Property, shall be towed at the vehicle owner’s expense and without further or additional notice.

26.
Persons using the Parking Areas do so at their own risk.  Landlord specifically disclaims all liability, except when caused solely by its gross negligence or willful misconduct, for any personal injury incurred by users of the Parking Areas, their agents, employees, family, friends, guests or invitees, or as a result of damage to, theft of, or destruction of any vehicle or any contents thereof, as a result of the operation or parking of vehicles in the Parking Areas.

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SCHEDULE 5

LIST OF EXCLUSIVES OR USE RESTRICTIONS – [***]

The following is a list of prohibited uses including exclusives, use restrictions, and restrictive covenants and limitations and other use limitations affecting and/or arising in respect of tenants or occupants at the above indicated Property. By the attachment of this Exhibit to its lease or lease modification or amendment, this Exhibit is deemed incorporated into such lease and made a part thereof; and in connection therewith, the above noted Tenant under the lease to which this Exhibit relates, hereby covenants and agrees, for the benefit of Landlord and independently also for the benefit of each of the parties below previously having secured the following described exclusive or restriction or other covenants or protections, that, throughout the term(s) of the Lease, including any renewals or extensions, including as the premises may be relocated and including as the lease may be assigned or sublet, the Premises, in whole or in part, will not be used to operate directly or indirectly for any of the business set forth below, and Tenant shall abide by all of, and Tenant shall not violate any of, the following described covenants, restrictions, exclusives or limitations. Tenant further acknowledges that it has carefully studied the following list; and, where any generally stated exclusive or other restriction or limitation or covenant below (which may be a summary rather than the actual quoted language), may reasonably be read to affect Tenant’s expected rights or operations or use, it was incumbent upon Tenant to have made inquiry (and Tenant in fact did make such inquiry to the extent it determined was necessary) to learn the precise language from the specific lease at bar and noted below, before entering into this Lease or Lease modification or amendment, so as to best understand and appreciate precisely what shall govern and control Tenant’s use and operations. References herein or on the attachments to the trade names of tenants shall not be deemed or construed in any respect as a representation or warranty or other assurance that any such tenancy now or in the future exists or shall continue to exist or be open or operating in the Property nor shall closures (other than permanent termination of the applicable lease including termination of any surviving continuing restrictions or limitations noted below) operate or be deemed to diminish or impair the full force and effect of Tenant's obligation to abide by and not violate the following. In addition, no tenant whose exclusive or similar lease provisions are set forth in or otherwise referenced or summarized or expressed in this Exhibit, may rely upon this Exhibit as the basis for its own rights or remedies and such tenant shall look (if at all) only and solely and exclusively to its own written lease for the sole and controlling memorialization of the terms and conditions which govern and control such tenant’s rights and remedies (any bold text below, if any, is by virtue of emphasis added for this Exhibit without suggesting necessarily that same appears in the source text): [***]

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